UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AXESSTEL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AXESSTEL, INC.

6815 Flanders Drive, Suite 210

San Diego, California 92121

858-625-2100

www.axesstel.com

Dear Fellow Stockholder:

We are pleased to invite you to attend our 2013 Annual Meeting of Stockholders to be held on July 29, 2013 at the offices of our counsel Sheppard Mullin Richter & Hampton LLP located at 12275 El Camino Real, Suite 200, San Diego, California, 92130, beginning at 9:00 a.m., local time.

Enclosed are the notice of annual meeting of stockholders and the proxy statement describing the business that will be acted upon at the annual meeting.

Whether or not you plan to attend the meeting, please vote on the Internet or complete, sign, date and return the enclosed proxy card in the envelope provided. Instructions on the proxy card explain how you may vote on the Internet or by returning your proxy card by mail. If you decide to attend the meeting, you may, of course, revoke your proxy and cast your vote in person.

We have also enclosed a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2012. We encourage you to read our annual report, which includes information on our products, operations and markets, as well as our audited financial statements for the fiscal year ended December 31, 2012.

We look forward to seeing you at the meeting.

Sincerely,

H. Clark Hickock

Chief Executive Officer

June 7, 2013

San Diego, California

Important Notice re: Availability of Proxy Materials for the Stockholder Meeting to be Held on July 29, 2013 The Proxy Statement and Annual Report to Stockholders are available at http://investors.axesstel.com.

AXESSTEL, INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m., Pacific Time, on Monday, July 29, 2013.

Place:	Offices of Sheppard Mullin Richter & Hampton LLP, 12275 El Camino Real, Suite 200, San Diego, California, 92130.

Items of Business:	•	Elect five directors to hold office until our next annual meeting of stockholders and until their respective successors have been elected and qualified.

	•	Ratify the adoption of the Axesstel 2013 Equity Incentive Plan, to replace the 2004 Equity Incentive Plan which will terminate in September 2014.

	•	Ratify the selection of Gumbiner Savett Inc. to serve as our independent registered public accounting firm for the year ending December 31, 2013.

	•	Approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed pursuant to SEC compensation disclosure rules.

	•	Recommend, on a non-binding, advisory basis, the frequency that our stockholders will hold the advisory vote on the compensation of our named executive officers—every 1, 2 or 3 years.

	•	Transact any other business that may properly come before the 2013 annual meeting.

Adjournments and Postponements:

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above, or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	May 30, 2013.

Meeting Admission	Only Axesstel stockholders who held shares on the record date, or their proxy holders, are entitled to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.

Annual Report	Our annual report on Form 10-K for the year ended December 31, 2012 is enclosed with these materials as a separate booklet. Our annual report is not a part of the proxy solicitation materials.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of this proxy statement, or your enclosed proxy card.

AXESSTEL, INC.

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

The board of directors of Axesstel, Inc., a Nevada corporation (“Axesstel,” the “Company,” “we,” “our” or “us”), is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on July 29, 2013 at 9:00 a.m., and at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at the offices of our counsel, Sheppard Mullin Richter & Hampton LLP, located at 12275 El Camino Real, Suite 200, San Diego, California, 92130. Our telephone number is (858) 625-2100.

All stockholders are cordially invited to attend the annual meeting in person. To obtain directions to the meeting, please contact our corporate secretary at our principal executive offices referenced in this proxy statement. In any event, please complete, sign, date and return the proxy in the enclosed envelope. We are first sending out these proxy materials to stockholders on or about June 7, 2013.

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card. We have designated H. Clark Hickock, our chief executive officer, and Patrick Gray, our chief financial officer, to serve as proxies for the annual meeting. The proxies will vote your shares at the annual meeting as you direct on the enclosed proxy card.

Why am I receiving these materials?

We are providing these proxy materials to our stockholders in connection with the solicitation by our board of directors of proxies to be voted at our 2013 Annual Meeting of Stockholders. As a stockholder, you are invited to attend the annual meeting. Whether or not you can attend the meeting, you are requested to vote on the items of business described in this proxy statement.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•	Election of five directors to hold office until our next annual meeting of stockholders and until their respective successors have been elected and qualified.

•	Ratification of the adoption of the Axesstel 2013 Equity Incentive Plan, to replace the 2004 Equity Incentive Plan which will terminate next year.

•	Ratification of the selection of Gumbiner Savett Inc. to serve as our independent registered public accounting firm for the year ending December 31, 2013.

•	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC.

•	Recommendation, on a non-binding, advisory basis, of the frequency that our stockholders will hold the advisory vote on the compensation of our named executive officers—every 1, 2 or 3 years.

We will also transact any other business that properly comes before the annual meeting.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares as follows:

Proposal 1 – FOR the election of the five nominees for director.

Proposal 2 – FOR the adoption of the Axesstel 2013 Equity Incentive Plan.

Proposal 3 – FOR the selection of Gumbiner Savett Inc. as our independent registered public accounting firm.

Proposal 4 – FOR the approval of the compensation of our named executive officers.

Proposal 5 – 3 YEARS for the frequency of our stockholder vote on executive compensation.

What shares can I vote?

Each share of our common stock issued and outstanding as of the close of business on May 30, 2013, the record date for the 2013 Annual Meeting of Stockholders, is entitled to vote on all items being considered at the meeting. You may vote all of the shares you own as of the record date, including shares held directly in your name as the stockholder of record as well as shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. On the record date, we had 24,455,698 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, you are entitled to one vote for each share of common stock you held as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares as a beneficial owner through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Transfer Online, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by our mailing agent. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed a proxy card for you to use with the printed proxy materials delivered to you.

Beneficial Owner

If your shares are held through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement and 2012 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the annual meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker, bank, trustee or other nominee.

How can I contact Axesstel Inc.’s transfer agent?

You may contact our transfer agent by writing Transfer Online, 512 SE Salmon St., Portland, Oregon, 97214, or by calling (503) 227-2950.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were an Axesstel stockholder as of the record date or you hold a valid proxy for a stockholder for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to May 30, 2013, together with a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

You may vote shares held in your name as the stockholder of record in person at the annual meeting. You may vote shares held beneficially in street name in person at the annual meeting only if you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

By Internet

Go online at www.transferonline.com/proxy and cast your ballot electronically. At the prompt, enter your Proxy ID and Authorization Code into the fields (your Proxy ID and Authorization Code are printed on your proxy card). Press “Enter” to continue. Make your selections on each of the proposals and press “Vote Now” when you have completed your responses.

By mail

Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank, trustee or other nominee. Simply complete and mail the proxy card provided to the address provided by your broker, bank, trustee or other nominee.

You may attend the annual meeting in person even if you have already voted by proxy.

Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the annual meeting.

If you are the stockholder of record, you may change your vote by (i) delivering a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Axesstel, Inc. 6815 Flanders Drive, Suite 210, San Diego, California, 92121, Attn: Corporate Secretary, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 6815 Flanders Drive, Suite 210, San Diego, California, 92121.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Axesstel, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

Holders of a majority of the issued and outstanding shares of common stock as of the record date must be present in person or represented by proxy, also referred to as a quorum, to hold and transact business at the annual meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, holders of a majority of the issued and outstanding shares of common stock present at the annual meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the shares voted at the meeting	No

Approval of 2013 Equity Incentive Plan	Majority of the shares present, represented, and entitled to vote at the meeting	No

Ratification of Gumbiner Savett Inc. to serve as independent auditor	Majority of the shares present, represented, and entitled to vote at the meeting	Yes

Approval of compensation for our named executive officers	Majority of the shares voted at the meeting	No

Recommendation on frequency of advisory stockholder vote on executive compensation	Plurality of the shares voted at the meeting	No

If you are a beneficial owner, your broker, bank, trustee or other nominee is permitted to vote your shares on the ratification of the selection of Gumbiner Savett Inc. as our independent registered public accounting firm for the year ending December 31, 2013, even if the record holder does not receive voting instructions from you. However, your broker, bank, trustee or other nominee does not have discretionary authority to vote on the election of five nominees as directors, the adoption of the 2013 Equity Incentive Plan or the advisory votes related to our executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, trustee or other nominee.

Election of Directors

Since there are five nominees for directors, the nominees will be elected as directors if each of the five nominees receives at least one “FOR” vote. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of the directors will not be voted with respect to the directors although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of the directors.

Approval of 2013 Equity Incentive Plan

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to ratify the adoption of the 2013 Equity Incentive Plan. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Ratification of Selection of Gumbiner Savett Inc.

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to ratify the selection of Gumbiner Savett Inc. as our independent registered public accounting firm for the year ending December 31, 2013. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Approval of Compensation of Named Executive Officers

The non-binding, advisory resolution approving the compensation of our named executive officers, will be approved by our stockholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted and accordingly will have no effect on the outcome of this proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. The advisory resolution is non-binding but will be considered by our board of directors and the compensation committee in making decisions affecting executive compensation.

Recommendation on frequency of Advisory Stockholder Vote on Executive Compensation

The non-binding, advisory recommendation on the frequency with which we will seek stockholder vote on the compensation of our named executive officers, is not a binary vote to either approve or disapprove of our board of directors’ recommendation, but rather a selection among four alternatives in which stockholders may indicate the frequency with which they prefer we seek a stockholder advisory vote on the compensation of our named executive officers. You may select “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” and the alternative that receives the greatest number of votes (other than “ABSTAIN”) will be considered the frequency recommended by our stockholders. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Clark Hickock or Patrick Gray, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason the director nominees are unavailable as candidates for directors, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, trustees and other nominees for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our notice of annual meeting, proxy statement and 2012 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who wish to participate in householding will continue to receive separate proxy cards. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2012 annual report and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our mailing agent, Transfer Online, either by calling at +1 (503) 227-2950 or by writing to Transfer Online, 512 SE Salmon St., Portland, Oregon, 97214.

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2012 annual report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Transfer Online, as indicated above.

Beneficial owners can request information about householding from their broker, banks, trustee or other nominee.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than February 17, 2014; provided, however, that in the event that we hold our 2014 annual meeting of stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2013 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, also referred to as the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Axesstel, Inc.

6815 Flanders Drive, Suite 210

San Diego, CA 92130

Attn: Corporate Secretary

ADDITIONAL INFORMATION

Our annual report on Form 10-K for our fiscal year ended December 31, 2012 accompanies this proxy statement but does not constitute a part of the proxy soliciting materials. A copy of the annual report, including financial statements but without exhibits, is available without charge to any person whose vote is solicited by this proxy upon written request to our corporate secretary at our principal office (6815 Flanders Drive, Suite 210, San Diego, CA 92121). Copies may also be obtained through the SEC’s web site at www.sec.gov.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of five directors. Directors are elected at each annual meeting of stockholders and, if elected, hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, subject to any such director’s earlier resignation or removal.

Director Nominees

Based on the recommendation of our nominating and governance committee, our board of directors has nominated the five individuals set forth below for election. Each of the nominees is an incumbent director. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our board of directors may propose. Each person nominated for election has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unable to serve.

Name	Age	Position(s) with Axesstel, Inc.	Director Since
Mark D. Fruehan	52	Director	2011
Richard M. Gozia	68	Director	2009
Patrick Gray	52	Director and Chief Financial Officer	2011
Osmo A. Hautanen	59	Chairman and Director	2005
H. Clark Hickock	57	Director and Chief Executive Officer	2008

Mark D. Fruehan is chair of our nominating and governance committee and was appointed to our board of directors in June 2011. He is currently the executive vice president, sales and business development for AdMarvel, an Opera Software ASA company, a position that he has held since 2008. AdMarvel is the world-wide leader in mobile ad serving, mediation and monetization infrastructure. From 2001 to 2007, Mr. Fruehan served as chief business development officer for VeriSign Communication Services, a subsidiary of VeriSign, Inc. From 1996 to 1999, he served in various positions with Cellstar Corporation, including Senior Vice President of Corporate Development where he was responsible for global business development and mergers and acquisitions. During this time, CellStar was the largest mobile device distributor and value added logistics provider for the wireless telephone industry. Mr. Fruehan currently serves on the Board of Directors of Wau Movil, a privately held company. Wau Movil is the largest mobile transaction provider in Latin America capable of reaching half a billion subscribers everyday. Mr. Fruehan received a bachelor of science degree in economics from Penn State University.

Richard M. Gozia is chair of our audit committee and has been a director since February 2009. He served as chief executive officer of ForeFront Holdings, Inc., a publicly traded company in the golf accessories business, from 2007 to 2008. From 2001 to 2004, Mr. Gozia served as chief executive officer of Fenix LLC, the holding company for Union Pacific Corporation’s portfolio of technology assets. From 1996 until 1999, Mr. Gozia held various executive positions with CellStar Corporation, a publicly traded distributor of cell phones and wireless devices, including president, chief operating officer and chief financial officer. From 1994 to 1996, he served as the chief financial officer of SpectraVision Inc., a provider of in-room interactive video entertainment services to the lodging industry. Prior to that time, he served as the chief financial officer of Harte-Hanks, Inc. Mr. Gozia began his career as an accountant with Arthur Young & Co. and has been a certified public accountant since 1972. He has served on the boards of directors of several publicly traded companies. During 2008, he served as a board member and audit committee chairman for ChemRx Corp. an institutional pharmacy. From 2007 to 2009, he served as a board member of DGSE Companies Inc., a company engaged in jewelry and precious metal sales. From 2005 to 2006, Mr. Gozia was chairman of the board and audit committee chairman of Elandia International, Inc., a telecommunications company. Also, from 2005 to 2008 Mr. Gozia served as chairman of the board and audit committee chairman of Forefront Holdings, Inc., a golf accessories company. Mr. Gozia holds a bachelor of science degree in accounting and finance from the University of Missouri at Columbia.

Patrick Gray was appointed to our board of directors in June 2011. He joined us in March 2004 as vice president, controller. In 2005, he was promoted to senior vice president, corporate controller and in February 2007, he was named chief financial officer. From 1996 to 2004, Mr. Gray served in various finance and accounting positions at REMEC, Inc., a San Diego based designer and manufacturer of telecom equipment for the worldwide mobile communications market, including vice president, corporate controller and vice president, controller of global operations. At REMEC, Mr. Gray was responsible for the financial management of all domestic and international entities including China, Costa Rica, Mexico and the Philippines. He also participated in over twenty merger and acquisition transactions and multiple financings. Mr. Gray holds an MBA from Pepperdine University and a bachelor of science degree in business administration with a concentration in accounting from California State University, Northridge.

Osmo A. Hautanen is chairman of our board of directors and our compensation committee and has been a director since November 2005. Mr. Hautanen has served as Chief Executive Officer of Magnolia Broadband, Inc., a fabless semiconductor company for the wireless communications industry, since 2004. From 2002 to 2003, he was President of Americas for Somera Communications Inc., a telecommunications asset management company. Mr Hautanen has also been the owner of Cosmos Consulting Inc. since 2000, a consulting firm providing advisory services to international companies. From 2000 to 2001, Mr. Hautanen was the chief executive officer of Fenix LLC, the holding company for Union Pacific Corporation’s portfolio of technology assets. From 1998 to 1999, he served as chief executive officer of Formus Communications, an international wireless communications company. From 1996 to 1998, Mr. Hautanen was President of Americas for Philips Consumer Communications group. Before that time, Mr. Hautanen had an 18-year career with Nokia, where he served in multiple roles including vice president of sales and marketing for North America, vice president and general manager of Latin America, as well as vice president and general manager of Personal Communications Services. Mr. Hautanen currently sits on the board of directors of ClearSky Technologies, a privately held company that provides mobile data solutions and content for regional wireless carriers, and Acorn Technologies, a privately held company engaged in intellectual property invention, development and commercialization. Mr. Hautanen holds a bachelor of science degree in international business from Technical College of Varkaus (Finland), and an MBA in international business from Georgia State University. He is fluent in Finnish, German and English.

H. Clark Hickock was appointed as our chief executive officer and a director in March 2008. He joined us as our chief operating officer in April 2005 and was responsible for all areas of operations including global contract manufacturing, supply chain, procurement, quality control and product cost reduction and new product introductions. From 2004 to 2005, Mr. Hickock was executive vice president of global operations for Cherokee International Corporation, responsible for operations and supply chain management in the U.S., Mexico, China and Europe. Prior to that, from 1994 to 2004 he served as executive vice president of global operations for REMEC, Inc., where he managed an international team of over 4,000 in the manufacturing services business unit, new product introduction, and supply chain. While at REMEC, he also led a major corporate restructuring by consolidating 22 separately acquired manufacturing operations into a unified global supply chain of three low cost offshore manufacturing facilities. Prior to REMEC, Mr. Hickock worked for 16 years as director of materials of E-systems Inc., an aerospace and defense division of Raytheon Company, where he managed the material and subcontract department. Mr. Hickock holds a bachelor of arts degree in finance and economics from the University of Texas.

There are no family relationships among any of our executive officers and directors.

In addition to the information above regarding each nominee’s business experience and service on the boards of directors of other companies, our board of directors considered the following experience, qualifications or skills of each of the nominees in concluding that each director nominee is qualified to serve as a director. The information below is not intended to be an exhaustive list of the qualifications that the board of directors considered with respect to the nominees.

Mr. Fruehan has been active in the wireless industry for 27 years. He has extensive business experience operating with Tier 1 wireless carriers in the North American market, and business relationships with senior management at those carriers. Our board of directors believes that Mr. Fruehan’s experience will provide significant value as we attempt to develop an increasing portion of our business from our operations in North America.

Mr. Gozia has been a licensed CPA for over 40 years. He was recruited to join our board of directors, in particular, to serve the function of audit committee chairman and financial expert. Mr. Gozia has four years of experience as the chief accounting officer of a publicly traded company, eight years of experience as a chief financial officer for publicly traded companies, and eight years of experience as an auditor with a national audit firm. He has served as audit committee chair for three other public companies at various times prior to joining Axesstel. In addition, Mr. Gozia has significant operational experience having served in chief executive officer and president and chief operating officer roles for companies of various sizes from start up to $2.4 billion in revenues.

Mr. Gray has served as our chief financial officer since 2007, and has extensive knowledge of the Company’s financial and operating activities. In addition to overseeing our accounting functions, Mr. Gray provides knowledge of the competitive marketplace and has been a significant contributor to the development of our strategic plan.

Mr. Hautanen has extensive wireless industry experience with over 27 years working with wireless carriers and equipment providers. Significantly, he provides relationships, experience and input concerning both our product development and our sales and marketing process. Mr. Hautanen currently serves as the CEO of Magnolia Broadband, Inc., a company that develops chipsets for wireless communications, providing us with insight into industry trends and developments. During his tenure with Nokia he developed industry contacts and general knowledge concerning wireless telecommunications carriers worldwide.

Mr. Hickock was appointed our chief executive officer in 2008 after having served as our chief operating officer since 2005. Mr. Hickock’s key executive positions have provided him with insight into all aspects of our operations over the past eight years.

Vote Required

Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees for director named above. Abstentions and broker non-votes will have no effect on the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOREGOING NOMINEES TO OUR BOARD OF DIRECTORS.

* * * * *

PROPOSAL 2

ADOPTION OF THE 2013 EQUITY INCENTIVE PLAN

Summary

At the Annual Meeting, we are asking our stockholders to approve a new 2013 Equity Incentive Plan. The 2013 Equity Incentive Plan was approved by our board of directors on April 26, 2013, conditioned on and subject to obtaining stockholder approval of the 2013 Equity Incentive Plan before April 26, 2014. We are requesting approval of a new equity compensation plan because our existing equity compensation plan, the 2004 Equity Incentive Plan, will be expiring by its terms next year and our board of directors determined that it would be appropriate and desirable to implement a new plan at this point in time.

Our board of directors believes that having an equity compensation plan with an adequate number of shares available for future grants is necessary to promote our long-term success and the creation of stockholder value by:

•	enabling us to continue to attract and retain the services of key employees who would be eligible to receive grants;

•	aligning participants’ interests with stockholders’ interests through incentives that are based upon the performance of our common stock;

•	motivating participants, through equity incentive awards, to achieve long-term growth in the Company’s business, in addition to short-term financial performance; and

•	providing a long-term equity incentive program that is competitive as compared to other companies with whom we compete for talent.

We currently grant stock-based incentive awards under the 2004 Equity Incentive Plan to our employees, consultants and directors. If stockholders approve the 2013 Equity Incentive Plan, then the 2013 Equity Incentive Plan will continue to be effective and no further awards will be granted from the 2004 Equity Incentive Plan. If stockholders do not approve the 2013 Equity Incentive Plan, then the 2004 Equity Incentive Plan will remain in place as is and awards can continue to be granted under the 2004 Equity Incentive Plan subject to its maximum share limit and the 2013 Equity Incentive Plan will be terminated. Regardless of whether the 2013 Equity Incentive Plan is approved, awards that are outstanding under the 2004 Equity Incentive Plan will continue to remain outstanding pursuant to their terms and conditions. Any shares underlying forfeited awards under the 2004 Equity Incentive Plan will not become available for issuance under the 2013 Equity Incentive Plan.

Similar to the 2004 Equity Incentive Plan, the 2013 Equity Incentive Plan will permit the discretionary award of incentive stock options, nonstatutory stock options, restricted stock, stock units, stock appreciation rights, other equity awards and/or performance-based cash awards to participants. Awards may be granted beginning on the date our board of directors approved the 2013 Equity Incentive Plan and continuing through the day before the tenth anniversary of such approval, or the earlier termination of the 2013 Equity Incentive Plan, up to the maximum share limit of the 2013 Equity Incentive Plan.

Number of Shares Requested to be Approved for 2013 Equity Incentive Plan

Management recommended, and the board of directors and compensation committee each approved, an share limit of 7,500,000 common shares be set aside for future issuance under the 2013 Equity Incentive Plan. Unlike the 2004 Equity Incentive Plan, there is no “evergreen” provision that would automatically increase the number of shares available for issuance under the 2013 Equity Incentive Plan.

In assessing the level of shares to be reserved under the 2013 Equity Incentive Plan, the board of directors elected to eliminate the evergreen provision in the plan and provide for a fixed share limit. The board of directors selected 7,500,000 as the number of shares that should be sufficient to meet the Company’s ongoing needs to incentivize Company employees, consultants and non-employee directors over the next ten years and also provide an additional reserve to cover any other requirements related to organic or strategic growth opportunities which are not currently identified but may arise over the ten year period. The share limit of 7,500,000 is less than would otherwise accrue by extending the 2004 Equity Incentive Plan over a new ten year period. There are currently 3,485,000 shares available under that plan, and the share limit increases by approximately 750,000 shares annually each January 1.

The number of shares authorized under the 2013 Equity Incentive Plan represent approximately 30% of the shares of our common stock outstanding at this time. If this proposal is approved, our compensation committee would have the authority to issue awards from time to time, in such amounts and for such consideration as the compensation committee believes is appropriate to provide meaningful benefits for the Company and its stockholders. There are no immediate plans to issue any awards under the 2013 Equity Incentive Plan. While the compensation committee issues awards to incentivize performance that will enhance the value of the Company’s common stock, future awards, depending on the amount and type of award, may dilute existing stockholders’ ownership interest in the Company, or may dilute the Company’s net book value per share.

With respect to the outstanding awards referenced in the above table, as of the record date, there were 3,797,916 stock options outstanding under the 2004 Equity Incentive Plan with a weighted average exercise price of $0.37 per share and a weighted average expected remaining term of approximately seven years. 3,485,000 shares are currently available for issuance under the 2004 Equity Incentive Plan (assuming that all outstanding awards are ultimately settled for their full number of shares and are not forfeited). At May 30, 2013, the fair market value of a share of our Common Stock (as determined by the closing price quoted by the Over The Counter Bulletin Board on that date) was $        per share.

Why the 2013 Equity Incentive Plan is Important for Our Future Success

The following points summarize why the Board strongly believes that the 2013 Equity Incentive Plan is essential for our future success:

•

Achieving superior long-term results for our stockholders has always been one of our primary objectives and, therefore, it is essential that employees think and act like owners of the Company. Stock ownership helps enhance the alignment of the long-term economic interests of our employees with those of our stockholders. Accordingly, we have historically granted equity compensation awards to encourage alignment of the interests of our management and our key employees with the long-term economic interests of our stockholders. The 2004 Equity Incentive Plan will expire by its terms in September 2014. Therefore, if the 2013 Equity Incentive Plan is not approved by stockholders, we will soon lose our ability to grant equity compensation awards to key employees, which will lessen our ability to further align our employees’ long-term economic interests with those of our stockholders.

•

A critical factor in successfully achieving our business objectives and creating long-term value for our stockholders is the ability to provide long-term equity compensation to our key service providers. Participation in our equity compensation plan rewards these employees and consultants for performance by giving them an opportunity to participate in our growth, thereby further aligning their interests with those of our stockholders. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining important management and key employees would have an adverse effect on our business.

•

A balanced approach to executive compensation, using a mix of salaries, performance-based bonus incentives and long-term equity incentives, helps prevent management from making decisions that favor short-term results over longer-term stability and profitability. Without a sufficient share pool from which to grant long-term equity awards to executive management, our ability to incentivize long-term results would be hampered.

•	The 7,500,000 new shares of common stock that would be available for grant under the 2013 Equity Incentive Plan would represent approximately 30% of the number of shares of common stock that are outstanding as of the Record Date. Upon stockholder approval of the 2013 Equity Incentive Plan, the 2004 Equity Incentive Plan, and the 3,485,000 shares reserved for issuance under that plan, will terminate. The share authorization request is less than the amount of shares that would be reserved under the 2004 Equity Incentive Plan if that plan were extended for another ten years, and is a conservative amount designed to manage our equity compensation needs until approximately 2023, assuming an annual net award rate of approximately 3% at which time stockholders would be able to re-evaluate any additional share authorization request.

Highlights of Material Differences between the 2013 Equity Incentive Plan and the 2004 Equity Incentive Plan

The following table highlights certain of the differences between the 2013 Equity Incentive Plan and the 2004 Equity Incentive Plan:

	2004 Equity Incentive Plan	2013 Equity Incentive Plan
Plan Share and ISO Grant Limits	4,093,842 initial plan share limit, subject to automatic increases on January 1 each year by an amount of shares equal to the lower of (i) 3% of the shares of common stock outstanding, (ii) 750,000 shares, or (iii) such lesser number determined by the board of directors. 11,593,842 ISO grant limit.	7,500,000 plan share limit. 7,500,000 ISO grant limit.

Exercise Price	Permits issuance of nonstatutory stock options or SARs with an exercise price below fair market value on the date of grant.	All options, including nonstatutory stock options, and SAR awards must be issued at an exercise price equal to or in excess of fair market value on the date of grant.

Re-pricing of Awards	Administrator has the authority, at its discretion, to re-price outstanding grants.	Prohibits re-pricing outstanding grants.

Plan Expiration	Expires September 30, 2014.	Expires April 25, 2023.

Suspension of Awards	Not applicable.	Administrator or board of directors may suspend vesting, settlement, and exercise of awards pending a determination of whether participant’s service should be terminated for cause.

Indemnification of Board, Committee and their Delegates	Not applicable.	Express indemnification of the board of directors, the Administrator and their delegates in the performance of their duties under the plan.

California Regulations	Included provisions relating to superseded California blue sky laws.	Includes provisions to comply with California Blue Sky laws to extent applicable.

Text of 2013 Equity Incentive Plan

The complete text of the 2013 Equity Incentive Plan is attached as Appendix A to this proxy statement. Stockholders are urged to review the 2013 Equity Incentive Plan together with the following information, which is qualified in its entirety by reference to Appendix A. A summary of the principal provisions of the 2013 Equity Incentive Plan is set forth below. If there is any inconsistency between this Proposal 2 or the summary set forth below and the 2013 Equity Incentive Plan terms, or if there is any inaccuracy in this Proposal 2 or the below summary, the terms of the 2013 Equity Incentive Plan shall govern.

Key Features of the 2013 Equity Incentive Plan

Certain key features of the 2013 Equity Incentive Plan are summarized as follows:

•

If approved by the stockholders, the 2013 Equity Incentive Plan will continue in effect upon such approval and no further awards can then be issued under the 2004 Equity Incentive Plan. The 2013 Equity Incentive Plan will terminate on April 25, 2023, unless our board of directors elects to terminate the plan earlier.

•	Up to a maximum aggregate of 7,500,000 common shares may be issued under the 2013 Equity Incentive Plan.

•

The 2013 Equity Incentive Plan will generally be administered by a committee comprised solely of independent members of the board of directors. Generally, this will be the compensation committee, unless another committee is designated by our board of directors (the “Administrator”). The board of directors or Administrator may designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 or are not “Covered Employees” subject to Internal Revenue Code (the “Code”) Section 162(m).

•

Employees, consultants and members of the board of directors are eligible to receive awards. The Administrator has the discretion to determine participants who shall receive any awards, and the terms and conditions of any such awards.

•	Awards may consist of incentive stock options, nonstatutory stock options, restricted stock, stock units, stock appreciation rights, other equity awards and/or performance-based cash awards.

•	Once granted, stock options and stock appreciation rights may be not be repriced or exchanged without stockholder approval.

•	The maximum exercisable term of stock options and stock appreciation rights may not exceed ten years.

•	Awards can potentially qualify as tax deductible “qualified performance-based compensation” within the meaning of Code Section 162(m) depending on the terms of the award.

Description of the 2013 Equity Incentive Plan

Background and Purpose of the 2013 Equity Incentive Plan. The purpose of the 2013 Equity Incentive Plan is to promote our long-term success and the creation of stockholder value by:

•	Attracting and retaining the services of key employees who would be eligible to receive grants as participants,

•	Motivating participants through equity-based compensation that is based upon the performance of our common stock, and

•

Further aligning participants’ interests with stockholders, through the award of equity compensation grants which increases their proprietary interest in the Company, to achieve long-term growth over short-term performance.

Eligibility to Receive Awards. Employees, consultants and members of the board of directors of the Company and certain of our affiliated companies are eligible to receive awards under the 2013 Equity Incentive Plan. The Administrator determines, in its discretion, the participants who will be granted awards under the 2013 Equity Incentive Plan. As of the record date, approximately 44 employees and consultants (including four executive officers) and three non-employee directors would be eligible to participate in the 2013 Equity Incentive Plan.

Shares Subject to the 2013 Equity Incentive Plan. If stockholders approve the 2013 Equity Incentive Plan pursuant to this Proposal 2, the maximum number of common shares that can be issued under the 2013 Equity Incentive Plan will be 7,500,000 shares. Shares underlying forfeited or terminated awards, or awards which are entirely settled with cash, will become fully available again for issuance under the 2013 Equity Incentive Plan. The 2013 Equity Incentive Plan also imposes certain share grant limits that are intended to comply with the legal requirements of Code Sections 162(m) and 422 and which are discussed further below. No fractional shares may be issued under the 2013 Equity Incentive Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant.

Administration of the 2013 Equity Incentive Plan. The 2013 Equity Incentive Plan will be administered by the compensation committee of our board of directors, acting as the Administrator, which shall consist of independent members of our board of directors. With respect to certain awards issued under the 2013 Equity Incentive Plan, the members of the Administrator also must be “Non-Employee Directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and/or “outside directors” under Section 162(m) of the Code. Subject to the terms of the 2013 Equity Incentive Plan, the Administrator has the sole discretion, among other things, to:

•	select the individuals who will receive awards;

•	determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);

•	correct any defect, supply any omission, or reconcile any inconsistency in the 2013 Equity Incentive Plan or any award agreement;

•

accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2013 Equity Incentive Plan; and

•	interpret the provisions of the 2013 Equity Incentive Plan and outstanding awards.

The Administrator (or the board of directors) may suspend vesting, settlement, or exercise of awards pending a determination of whether a participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). The members of the board of directors, the Administrator and their delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2013 Equity Incentive Plan. In addition, the Administrator may use the 2013 Equity Incentive Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Administrator will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of an incentive stock option. The fair market value of a share of our common stock for the purposes of pricing our awards shall be equal to the regular session closing price for our common stock as currently reported by the OTCBB on the date of determination. Once granted, stock options may be may not be repriced, exchanged, or repurchased without stockholder approval.

Stock options granted under the 2013 Equity Incentive Plan may be either incentive stock options (“ISOs”) or nonstatutory stock options (“NSOs”). As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the 2013 Equity Incentive Plan provides that no more than 7,500,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the 2013 Equity Incentive Plan generally cannot be exercised until it becomes vested. The Administrator establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2013 Equity Incentive Plan may not exceed ten years from the date of grant although the Administrator may establish a shorter period at its discretion.

The exercise price of each stock option granted under the 2013 Equity Incentive Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Administrator. The optionee must also make arrangements to pay any taxes that we are required to withhold at the time of exercise.

Stock Appreciation Rights (“SARs”). A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The Administrator determines the terms of SARs, including the exercise price, vesting and term of the SAR. The maximum term for SARs granted under the 2013 Equity Incentive Plan may not exceed ten years from the date of grant, subject to the discretion of the Administrator to establish a shorter period. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Administrator may determine. Once granted, SARs may not be repriced, exchanged, or repurchased without stockholder approval.

Restricted Stock. A restricted stock award is the grant of shares of our common stock to a participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the participant as determined by the Administrator. The Administrator also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the Administrator may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

Restricted Stock Units. A restricted stock unit represents the right to receive an amount equal to the fair market value of the shares covered by the restricted stock unit at some future date after the grant. The Administrator will determine all of the terms and conditions of an award of restricted stock units, including the vesting period. Upon each vesting date of a restricted stock unit, a participant will become entitled to receive an amount equal to the number of shares indicated in the grant notice, or, if expressed in dollar terms, the fair market value of the shares on the settlement date. Payment for vested restricted stock units may be in shares of common stock or in cash, or any combination thereof, as the Administrator may determine. Settlement of vested stock units will generally occur at or around the time of vesting but the Administrator may permit a participant to defer such compensation until a later point in time. Stock units represent an unfunded and unsecured obligation for us, and a holder of a stock unit has no rights other than those of a general creditor.

Other Awards. The 2013 Equity Incentive Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards which are intended to qualify as performance-based compensation under Code Section 162(m), may be issued to “Covered Employees” (as defined below under “Internal Revenue Code Section 162(m)”). Substitute awards may be issued under the 2013 Equity Incentive Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Performance Conditions and Annual Grant Limits. The 2013 Equity Incentive Plan specifies performance conditions that the Administrator may include in awards intended to qualify as performance-based compensation under Code Section 162(m). These performance criteria shall be limited to one or more of the following target objectives involving us or a subsidiary or affiliate of ours:

•	cash flow;

•	earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings);

•	earnings per share;

•	growth in earnings or earnings per share;

•	stock price;

•	return on equity or average stockholders’ equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	return on investment;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	return on operating revenue;

•	market share;

•	contract awards or backlog;

•	overhead or other expense reduction;

•	growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index;

•	credit rating;

•	strategic plan development and implementation;

•	improvement in workforce diversity,

•	EBITDA, and

•	any other similar criteria

If this Proposal 2 is approved by stockholders, then each of the above performance criteria would be approved for use, at the Administrator’s discretion, in the grant of awards that are intended to qualify as performance-based compensation under Code Section 162(m). Including one or more of the foregoing performance conditions in awards of restricted stock and restricted stock units to Covered Employees (as defined below) can permit these awards to qualify as performance-based compensation. Certain other awards which derive their value entirely from an increase in the value of our shares after the date of the grant, such as stock options or stock appreciation rights, may qualify as performance-based compensation under Code Section 162(m) without including of any of the above performance criteria.

Approval of the material terms of the 2013 Equity Incentive Plan (which consists of participant eligibility, the foregoing specified performance condition criteria and the numerical limitations on the magnitude of grants) by stockholders is necessary for grants to Covered Employees to qualify for the performance-based compensation exception to the income tax deduction limitations of Section 162(m) of the Code. Qualified performance-based compensation approved by stockholders is not subject to the Code Section 162(m) deduction limit. By seeking approval of this Proposal 2, the Board also intends to prevent, in certain circumstances, Code Section 162(m) from limiting the income tax deductibility of 2013 Equity Incentive Plan awards to Covered Employees. In this regard, the 2013 Equity Incentive Plan imposes the following individual annual grant limits on awards that are intended to constitute qualified performance-based compensation under Code Section 162(m):

Grant Limit Per Fiscal Year
Equity Awards	500,000 shares
Cash Awards	$5,000,000

The numerical limit for equity awards expressed in the above table shall be increased to 1,000,000 shares with respect to awards granted to a participant during the fiscal year of the participant’s commencement of employment with the Company.

It is impossible to be certain that all 2013 Equity Incentive Plan awards or any other compensation paid by the Company to Covered Employees will be tax deductible. Further, the 2013 Equity Incentive Plan does not preclude the Compensation Committee from making other compensation payments outside of the 2013 Equity Incentive Plan to Covered Employees even if such payments do not qualify for tax deductibility under Code Section 162(m). See also the section under the heading “Internal Revenue Code Section 162(m)” below for further information on Code Section 162(m).

Limited Transferability of Awards. Awards granted under the 2013 Equity Incentive Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Administrator may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the participant’s immediate family or to a trust or other entity for the benefit of the participant and/or member(s) of his or her immediate family.

Termination of Employment, Death or Disability. The 2013 Equity Incentive Plan generally determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, or disability and the status of the award as vested or unvested, unless the award agreement or a participant’s employment agreement or other agreement provides otherwise.

Dividends and Dividend Equivalents. Any dividend equivalents distributed under the 2013 Equity Incentive Plan will not count against the 2013 Equity Incentive Plan’s maximum share limit. The 2013 Equity Incentive Plan generally provides that dividend equivalents will not be paid or accrue on unexercised stock options or unexercised stock appreciation rights. Dividends and dividend equivalents that may be paid or accrue with respect to unvested restricted shares and unvested restricted stock units may be subject to the same vesting conditions as the underlying award and in such case shall only be distributed to the extent that such vesting conditions are satisfied.

Adjustments upon Changes in Capitalization. In the event of the following actions:

•	stock split or reverse stock split of our outstanding common stock,

•	stock dividend,

•	combination or reclassification of the shares, or

•	any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company then the following shall each be equitably and proportionately adjusted by the Administrator:

•	maximum number of shares that can be issued under the 2013 Equity Incentive Plan (including the ISO limit and per participant grant limits),

•	number and class of shares issued under the 2013 Equity Incentive Plan and subject to each award,

•	exercise prices of outstanding awards, and

•	number and class of shares available for issuance under the 2013 Equity Incentive Plan.

Change in Control. In the event of change in control of the Company, the Administrator may in its discretion provide for: (i) the assumption or substitution or adjustment of the outstanding awards by the surviving entity or its parent, (ii) full exercisability and/or full vesting of outstanding awards, or (iii) cancellation of outstanding awards either with or without consideration, in all cases with or without consent of the participant.

Term of the 2013 Equity Incentive Plan. If approved by stockholders, the 2013 Equity Incentive Plan will continue in effect until April 25, 2023, the day before the tenth anniversary of the board of directors’ approval of the 2013 Equity Incentive Plan, or until earlier terminated by the board of directors.

Governing Law. The 2013 Equity Incentive Plan shall be governed by the laws of the State of Nevada (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2013 Equity Incentive Plan. The board of directors generally may amend or terminate the 2013 Equity Incentive Plan at any time and for any reason, except that it must obtain stockholder approval of material amendments to the extent required by applicable laws, regulations or rules.

Certain Federal Income Tax Information

The following is a brief general summary, as of April 15, 2013, of the federal income tax consequences to us and to U.S. participants for awards granted under the 2013 Equity Incentive Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2013 Equity Incentive Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant has held the shares for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.

Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2013 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO).

Internal Revenue Code Section 162(m). Other than with respect to qualified performance-based compensation, section 162(m) of the Code generally places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to our principal executive officer and each of the other three most highly compensated officers (other than the principal financial officer) (“Covered Employees”). The 2013 Equity Incentive Plan is intended to enable certain awards to constitute qualified performance-based compensation not subject to the annual deduction limitations of Section 162(m) of the Code. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the board of directors has not adopted a policy that all compensation must be tax deductible.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2013 Equity Incentive Plan (such as restricted stock units). The intent is for the 2013 Equity Incentive Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

Internal Revenue Code Section 280G. For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.

New Plan Benefits

All 2013 Equity Incentive Plan awards will be granted at the Administrator’s discretion, subject to the limitations described in the 2013 Equity Incentive Plan. Therefore, the specific benefits and amounts that will be received or allocated to certain participants under the 2013 Equity Incentive Plan are not presently determinable.

Vote Required

We are asking you to approve the 2013 Equity Incentive Plan. This approval will require the affirmative vote of a majority of the voting power of all outstanding shares of our common stock present or represented by proxy at the annual meeting and entitled to be voted on Proposal 2. Abstentions will be included in the number of shares present and entitled to vote on this Proposal 2 and, accordingly, will have the effect of a vote “AGAINST” Proposal 2. Broker non-votes will not be considered as present and entitled to vote on this Proposal 2. Therefore, a broker non-vote will not be counted and will have no effect on this proposal other than to reduce the number of affirmative votes required to approve this proposal. In the event that stockholder approval is not obtained, we will be unable to make awards under the 2013 Equity Incentive Plan.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

2013 EQUITY INCENTIVE PLAN.

* * * * *

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

At the annual meeting, our stockholders will be asked to ratify the selection of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Stockholder ratification of the selection of our independent registered public accounting firm is not required by our bylaws or otherwise. Our board of directors is submitting the selection of Gumbiner Savett Inc. to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of Gumbiner Savett Inc., the audit committee will reconsider this selection. Even if the selection is ratified, the audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect representatives of Gumbiner Savett Inc. to be present at the annual meeting and they will have the opportunity to make a statement at the annual meeting if they so desire. We also expect such representatives to be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the annual meeting is required to approve this proposal. Abstentions will have the same effect as negative votes. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GUMBINER SAVETT INC. AS OUR INDEPENDENT AUDITOR

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

* * * * *

PROPOSAL 4

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act, and as a matter of good corporate governance practices, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (commonly referred to as a “say-on-pay vote”). Accordingly, you may vote on the following resolution at our 2013 Annual Meeting of Stockholders:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the accompanying compensation tables, and the related narrative disclosure contained in this proxy statement, is hereby approved.”

We believe that our compensation programs have played a material role in our ability to achieve strong financial results, even during difficult economic times, and to attract and retain a highly experienced, motivated and successful team to manage our Company. Our compensation programs, with a balance of short-term incentives (including performance-based cash bonus awards), long-term incentives (including stock options and restricted stock awards that generally vest over three years), reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Section on “Executive Compensation”, the accompanying compensation tables, and the related narrative disclosure contained in this proxy statement for a full description of our executive compensation programs.

This vote is advisory only and nonbinding. The board of directors and the compensation committee, which is comprised solely of independent directors, will consider the outcome of this vote when making future executive compensation decisions to the extent appropriate.

Vote Required

The approval of the resolution set forth above requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the annual meeting. Abstentions will be included in the number of shares present and entitled to vote on this Proposal 4 and, accordingly, will have the effect of a vote “AGAINST” Proposal 4. Broker non-votes will not be considered as present and entitled to vote on this Proposal 4. Therefore, a broker non-vote will not be counted and will have no effect on this Proposal 4 other than to reduce the number of affirmative votes required to approve this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE RESOLUTION SET FORTH ABOVE.

* * * * *

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934 provides that stockholders be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently a company should seek advisory votes on the compensation of its named executive officers, such as Proposal 4 above. Stockholders may indicate whether they would prefer that we conduct advisory votes on executive compensation every year, every two years or every three years. Stockholders also may, if they desire, abstain from casting a vote on this proposal. Our board of directors recommends that stockholders vote to recommend that we hold an advisory vote on executive compensation every three years, or a triennial voting frequency.

We believe that a triennial voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period. Requiring a vote on a more frequent basis could encourage a short-term view of compensation and business results. We also believe that a three-year timeframe provides a better opportunity to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote.

Vote Required

Stockholders may indicate the frequency with which they prefer we seek a stockholder advisory vote on the compensation of our named executive officers by selecting “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.” The frequency that receives the greatest number of votes (other than “ABSTAIN”) will be designated the stockholders’ preference as to the frequency of a stockholder advisory vote concerning the compensation of our named executive officers. Because this vote is advisory, it will not be binding upon our board of directors. However, our board of directors will consider the outcome of this stockholder vote in determining a voting frequency.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT “3 YEARS” BE THE FREQUENCY OF THE ADVISORY STOCKHOLDER VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

* * * * *

BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Board Structure and Meetings

Our board of directors is led by a chairman of the board. This role is filled by an independent member of our board of directors. Our board of directors has determined that this leadership structure is appropriate and effective for our company. The chairman role provides our outside directors with a platform to control agendas and discussion for board meetings. In addition, the role creates a focal point for efficient communication between the directors and company management.

During our fiscal year ended December 31, 2012, our board of directors held six meetings and took action by written consent on two occasions. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by all committees of our board of directors on which each such director served, during the period for which each such director served.

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and governance committee. Each of these committees operates under a written charter approved by our board of directors. The charters, which have previously been filed with the SEC, can be viewed by visiting our website at www.axesstel.com and clicking on “Investors/Public Relations” and then on “Corporate Governance.” The members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee
Mark D. Fruehan	•	•	Chair
Richard M. Gozia	Chair	•	•
Osmo A. Hautanen	•	Chair	•

Information Regarding Committees of our Board of Directors

Audit Committee

The audit committee of our board of directors, among other things:

•	oversees our accounting and financial reporting processes and the audits of our financial statements;

•	serves as an independent and objective party to monitor our policies for internal control systems;

•	retains our independent auditors, reviews and appraises their independence, qualifications and performance, and approves the terms of engagement for audit service and non-audit services; and

•	provides an open avenue of communication among our independent auditors, financial and senior management, and board of directors.

The audit committee held six meetings during the last fiscal year.

See “Report of the Audit Committee” contained elsewhere in this proxy statement. Our board of directors has determined that Mr. Gozia, the chair of the audit committee, qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

The compensation committee of our board of directors, among other things:

•	establishes the compensation level of our executive officers;

•	reviews and approves performance goals and objectives for our executive officers;

•	administers and makes grants under our 2004 Equity Incentive Plan; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

The compensation committee held nine meetings during the last fiscal year and took action by written consent on one occasion.

Nominating and Governance Committee

The nominating and governance committee of our board of directors, among other things:

•	identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors;

•	evaluates the performance of our board of directors;

•	reviews developments in corporate governance practices and evaluates the adequacy of our corporate governance practices; and

•	makes recommendations to our board of directors concerning corporate governance matters.

The nominating and governance committee held three meetings during the last fiscal year.

Board Member Independence

Our board of directors has affirmatively determined that, other than H. Clark Hickock and Patrick Gray, all of the members of our board of directors are “independent” under the criteria established by the Nasdaq Capital Market stock exchange for independent board members. In addition, our board of directors has determined that the members of the audit committee meet the additional independence criteria required for audit committee membership. Mr. Hickock is not considered independent because he is currently our chief executive officer. Mr. Gray is not considered independent because he is currently our chief financial officer.

Corporate Governance

Our policies and practices reflect corporate governance initiatives that are designed to be compliant with the listing standards of the Nasdaq Capital Market stock exchange and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including the following:

•	a majority of the members of our board of directors are independent;

•	all members of the audit committee, the compensation committee, and the nominating and governance committee are independent;

•	the independent members of our board of directors meet regularly without the presence of management;

•	we have a clear code of ethics that applies to our principal executive officers, our directors and all of our employees;

•	the charters of the committees of our board of directors clearly establish respective roles and responsibilities of each committee; and

•

we have procedures in place for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Board Role in Risk Oversight

Our board of directors has an oversight role in managing our risk. Our audit committee regularly receives reports from senior management on areas of material risk, including operational, financial, legal and strategic risks. The audit committee receives these reports in order to enable it to understand management’s views on risk identification, risk management and risk mitigation strategies. The audit committee, or if appropriate, the full board of directors, periodically requests that management evaluate additional potential risks, provide additional information on identified risks, or implement risk remediation procedures.

Board Effectiveness

It is important that our board of directors and its committees are performing effectively and in the best interests of our company and our stockholders. Toward that end, our board of directors performs an annual self-assessment, led by the chair of the nominating and governance committee, to evaluate its effectiveness in fulfilling its obligations.

Director Attendance at Annual Meetings

Our directors are strongly encouraged to attend our annual meeting of stockholders. All of our directors were present at our 2012 annual meeting of stockholders.

Executive Sessions

Our independent directors meet in executive session without management present at least twice a year. During 2012, our independent directors met in executive session on five occasions.

Code of Ethics

Our board of directors adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees that applies to our directors and all employees, including our executive officers. Our code of ethics can be viewed by visiting our website at www.axesstel.com and clicking on “Investors/Public Relations” and then on “Corporate Governance.” In the event we make any amendments to, or grant any waivers of, a provision of our code of ethics that applies to our principal executive officer or our principal financial and accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on our next periodic report in accordance with SEC rules.

Consideration of Director Nominees

Director Qualifications

The nominating and governance committee believes that candidates for director should be evaluated according to certain guidelines, including:

•	having the knowledge, capabilities, experience and contacts that complement those currently existing within our company;

•

having the ability and qualifications to provide our management with an expanded opportunity to explore ideas, concepts and creative approaches to existing and future issues, and to guide management through the challenges and complexities of building a quality company;

•	having the ability to meet contemporary public company board standards with respect to general governance;

•	demonstrating qualities of stewardship, depth of review, independence, financial acumen, personal integrity and responsibility to stockholders;

•	having a genuine desire to participate actively in the development of our future; and

•	possessing an orientation toward maximizing stockholder value in realistic time frames.

The nominating and governance committee also considers such factors as the ability to contribute strategically through relevant industry background and experience on either the vendor or the end user side; strong current industry contacts; the ability and willingness to introduce and open doors to executives of potential customers and partners; independence from our company and current members of our board of directors; and a recognizable name that would add credibility and value to our company and our stockholders. The committee may modify these guidelines from time to time.

Evaluating Nominees for Director

The nominating and governance committee reviews candidates for director nominees in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the committee currently considers, among other factors, diversity, experience, skills, and such other factors as it deems appropriate given the current needs of our board of directors and our company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors, the nominating and governance committee annually reviews such directors’ overall service to our company, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee must be independent, which determination is based upon applicable listing standards of the national stock exchanges, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our board of directors by majority vote. To date, neither the nominating and governance committee nor any predecessor to the committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the nominating and governance committee nor any predecessor to the committee has rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Our board of directors and nominating and governance committee does not have a specific policy with regard to the consideration of diversity in the identification of director nominees.

Stockholder Nominations

The nominating and governance committee applies the same guidelines described above to director nominees recommended by our stockholders as applied to nominees from other sources. Any stockholder who wishes to recommend a prospective nominee to serve on our board of directors for the nominating and governance committee’s consideration may do so by giving the candidate’s name and qualifications in writing to the chairman of our board of directors at the following address: Axesstel, Inc., Attn: Corporate Secretary, 6815 Flanders Drive, Suite 210, San Diego, California 92121.

Communications with Directors

Our board of directors has adopted a formal process by which stockholders may communicate with our board of directors or any individual director. Our board of directors recommends that stockholders initiate any such communications in writing and send them in care of our corporate secretary by mail to our offices, 6815 Flanders Drive, Suite 210, San Diego, California 92121. This centralized process will assist our board of directors in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. Our board of directors has instructed our corporate secretary to forward such correspondence only to the intended recipients; however, our board of directors has also instructed our corporate secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for our board’s consideration.

EXECUTIVE OFFICERS

Set forth below are the names and certain information about our current executive officers.

Name	Age	Position(s)
H. Clark Hickock	56	Chief Executive Officer and Director
Patrick Gray	51	Chief Financial Officer, Secretary and Director
Stephen Sek	46	Chief Technology Officer
Henrik Hoeffner	45	Chief Marketing Officer

H . Clark Hickock was appointed as our chief executive officer in March 2008. Previously, since April 2005, Mr. Hickock was our chief operating officer. Please see his biography under “PROPOSAL 1—ELECTION OF DIRECTORS—Director Nominees,” above.

Patrick Gray joined us in March 2004 as vice president, controller. In January 2006, he was promoted to senior vice president, corporate controller, and in February 2007, he was named chief financial officer. Please see his biography under “PROPOSAL 1—ELECTION OF DIRECTORS—Director Nominees,” above.

Stephen Sek joined us in November 2006 as chief technology officer. Mr. Sek had previously served as the director of technology and standards at Novatel Wireless, a San Diego-based provider of wireless broadband access solutions for the worldwide mobile communications market. He was responsible for leading the office of the CTO, the patent committee, the company’s technology realization and product introduction in all technologies to customers. At Novatel Wireless from August 2000 through October 2006, Mr. Sek also served as director, systems, test and accreditation engineering, general manager of Asia Pacific, and director of customer technical solutions and technologies. Responsibilities included heading the company-wide systems engineering, regulatory and industrial product accreditation, carriers’ product certification and releases for all technologies in all products and form factors. Mr. Sek holds a bachelor of science degree from Boston University and a master of science degree in electrical engineering from the University of Southern California.

Henrik Hoeffner serves as our chief marketing officer with responsibility for worldwide sales, a position he has held since April 2011. Mr. Hoeffner joined us in December 2006, initially serving as vice president sales & marketing EMEA (Europe, the Middle East and Africa). In April 2008, Mr. Hoeffner was promoted to senior vice president sales & marketing EMEA & APAC (Asia and Pacific) before his appointment to chief marketing officer. Prior to joining Axesstel, Mr. Hoeffner was vice president of Novatel Wireless’ EMEA operation from 2002 to 2006, and was responsible for sales of 3G data devices to customers in EMEA. Active in the wireless industry most of his career, Mr. Hoeffner also held senior sales and marketing positions with Siemens Communications from 1991 through 2002. Mr. Hoeffner holds a Business Administration and Economics degree from Copenhagen Business School.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation

The following table sets forth all compensation awarded or earned during the fiscal years ended December 31, 2012, 2011 and 2010 by: (i) each individual serving as our principal executive officer during 2012, (ii) our three most highly compensated executive officers, other than the individual serving as our principal executive officer, who were serving as our executive officers as of December 31, 2012, and (iii) the individuals who would have qualified under the foregoing clause (ii) but for the fact that such individuals were not serving as our executive officers as of December 31, 2012. For 2012, we had four executive officers that satisfy the foregoing criteria. Collectively, the executive officers named in the following table are referred to as our “named executive officers.”

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
H. Clark Hickock	2012	350,000	—	42,075	42,000	363,000	26,070	823,145
Chief Executive Officer	2011	336,879	—	—	38,000	245,000	26,070	645,949
	2010	297,504	—	—	16,000	—	26,070	339,574

Patrick Gray	2012	240,000	—	35,063	35,000	205,000	12,000	527,063
Chief Financial Officer	2011	234,000	—	—	7,500	120,000	12,000	373,500
	2010	216,000	—	—	8,000	—	12,000	236,000

Stephen Sek	2012	212,000	—	35,169	35,125	172,000	12,000	466,294
Chief Technology Officer	2011	206,700	—	—	19,000	95,400	12,000	333,100
	2010	190,800	—	—	8,000	—	12,000	210,800

Henrik Hoeffner(5)	2012	244,302	—	35,193	35,250	263,277	15,430	593,452
Chief Marketing Officer	2011	256,062	—	—	19,250	221,174	16,709	513,195
	2010	219,867	—	—	6,000	206,087	15,932	447,886

(1)	Stock awards are valued at the fair value of the award on the date of grant based on the most recent closing price as quoted on the Over the Counter Bulletin Board. During 2012, Messrs. Hickock and Gray returned certain stock and option awards, which were then reallocated among Messrs. Sek and Hoeffner. Amounts presented are the net amounts retained by each named executive officer.
(2)	Stock options are valued at the fair value of the award on the date of grant using the Black-Scholes option valuation model. There can be no assurance that these amounts will ever be realized.
(3)	The amounts paid to Messrs. Hickock, Gray and Sek are non-equity incentive plan compensation payments per the Company’s Executive Bonus Plan. The amounts paid to Mr. Hoeffner are non-equity incentive plan compensation payments under the Company’s Sales Incentive Plan.
(4)	Amounts in this column include the following: for Mr. Hickock an automobile allowance of $18,000 and life insurance premium payments of $8,070; for Messrs. Gray and Sek an automobile allowance of $12,000; and for Mr. Hoeffner an automobile allowance of 12,000 Euros.
(5)	Under the terms of his employment agreement, we pay Mr. Hoeffner in Euros, the functional currency of his home country. Amounts in this table have been converted to United States dollars.

Salary

We design our compensation programs to provide our executive management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. In May 2009, our executive officers voluntarily agreed to reduce their base salary by 10% (and

Mr. Hickock agreed to voluntarily reduce his base salary by 15%), continuing until we achieved profitability for a fiscal quarter. We achieved profitability in the third quarter of 2011 and at the recommendation of our compensation committee, base salaries were restored with effect from April 1, 2011. Our compensation committee did not approve any material change in base salary compensation for our named executive officers in 2012.

Stock and Option Awards

Stock and Option Grants

We current have the 2004 Equity Incentive Plan which provides for the grant of equity based awards, including stock or stock options. The 2004 Equity Incentive Plan is administered by the compensation committee of our board of directors. In each of the past few years, our compensation committee has awarded stock option grants to the Company’s employees during the first half of the year. Because of the Company’s poor operating results in 2010 our compensation committee elected to make limited awards under the plan in the first half of 2011. Subsequently, during the second half of the year, once the Company’s operating results had improved, our compensation committee approved additional stock option awards to our employees.

In May 2012, our compensation committee approved equity awards to our named executive officers, but determined to make one-half of the value of the awards in restricted stock, rather than stock options. The decision to offer restricted stock was based on (i) recent industry trends to use stock rather than options, (ii) the intrinsic value in restricted stock at any price, and (iii) the increased alignment of interest with our stockholders. Each of our named executive officers received one-half of their 2012 equity awards in the form of restricted stock. See “Grants of Plan Based Awards” below.

Option Exchange Program

On May 12, 2010, the compensation committee of our board of directors approved a one-time stock option exchange program (the “Exchange Program”) with respect to options that had been issued to employees under various option plans, including our 2004 Equity Incentive Plan. Under the terms of the Exchange Program, our employees, including our named executive officers, were offered the opportunity to exchange certain outstanding options, whether vested or unvested, with an exercise price of $0.28 or higher for a lesser number of new options with an exercise price equal to $0.08, the closing price of our common stock on May 12, 2010. Non-employee directors were not eligible for the exchange. Options that were not surrendered on or before May 27, 2010 remained outstanding in accordance with their original terms.

Options with an exercise price between $0.28 and $0.99 per share were permitted to be exchanged for new options on a two for one ratio. Options with an exercise price between $1.00 and $1.99 per share were permitted to be exchanged for new options on a three for one ratio, and options with an exercise price of $2.00 or above were permitted to be exchanged on a four for one ratio. The exchange ratios were established such that the Black Scholes value of the options surrendered exceeded the value of the new options being granted. The Black Scholes calculation was conducted using an estimated term of 5 or 6 years, annualized volatility of 100%, no anticipated dividend yield and a risk free rate of 2.27%.

The new options were issued under our 2004 Equity Incentive Plan and are subject to the terms and conditions of that plan and the eligible employee’s new stock option agreement. The new options were granted with a term of 10 years and their vesting was based on the remaining vesting of the original option. No portion of the new options vested on grant. The following table shows the vesting schedule for each new option based on the current vesting status of the eligible options being surrendered for exchange:

Remaining Vesting of Eligible Option	Vesting Term of New Option
Fully vested	One year - 25.0% quarterly over the four quarters following the date of grant
One year or less of vesting remaining	Two years - 12.5% quarterly over the eight quarters following the date of grant
More than one year of vesting remaining	Three years - 33.3% after the first year following the date of grant and 8.3% quarterly over the next eight quarters

The following table provides information regarding the participation of our named executive officers in the Exchange Program:

Name	# of Shares of Common Stock Subject to Eligible Options Exchanged	Exercise Price of Eligible Option ($)	# of Shares of Common Stock Subject to New Options Granted	Exercise Price of New Option ($)	Vesting Schedule of New Option Granted
H. Clark Hickock	270,000	3.35	67,500	$0.08	(1)
	70,000	1.99	23,333	$0.08	(1)

Patrick Gray	50,000	3.25	12,500	$0.08	(1)
	50,000	2.25	12,500	$0.08	(1)
	70,000	1.99	23,333	$0.08	(1)

Stephen Sek	225,000	1.70	75,000	$0.08	(1)

Henrik Hoeffner	50,000	2.05	12,500	$0.08	(1)
	100,000	0.81	50,000	$0.08	(3)
	50,000	0.34	25,000	$0.08	(2)
	75,000	0.30	37,500	$0.08	(3)

(1)	One year - 25% quarterly over the four quarters following the date of grant
(2)	Two year - 12.5% quarterly over the eight quarters following the date of grant
(3)	Three year - 33% after the first year following the date of the grant and 8.33% quarterly over the next eight quarters

Non-Equity Incentive Plans

Executive Bonus Plan

We maintain an Executive Bonus Plan which provides certain of our executive officers the ability to earn cash bonuses based on the achievement of performance targets. The size of the bonus payment and the performance targets for the Executive Bonus Plan are set annually by the compensation committee, based on management recommendations and a review of our peer group. For the past two years, the amount of the target cash bonus for each executive has been set to 70% of base salary for the chief executive officer, 50% of base salary for the chief financial officer and 45% of base salary for the chief technology officer.

For 2012, the performance targets under the Executive Bonus Plan were based on achieving revenue and net income targets. The performance targets were established on a “dual trigger” basis where both the minimum revenue and minimum net income target must be met for any bonus to be payable. One-half of the incentive compensation was payable in connection with the revenue target and the other half was payable on attaining the operating income target. The revenue target for 2012 was $61.9 million, with fifty percent of the revenue bonus payable on a minimum achievement of 80% of that target, or $49.5 million in revenues. The net income target for 2012 was a minimum of $1.0 million. The Company achieved 96% of the revenue target and 431% of the net income target.

Sales Incentive Plan

We maintain a Sales Incentive Plan which provides Mr. Hoeffner and our sales employees the ability to earn cash bonuses based on the achievement of performance targets. The Sales Incentive Plan is based on the achievement of sales targets at specified gross margin percentages. Each sales employee is given a sales target for his territory, with Mr. Hoeffner being given responsibility for the overall sales target. The sales target is set annually on the basis of a revenue target at a specified gross margin percentage. Sales are credited with additional value if the gross margin percentage for the sales is above the targeted gross margin percentage, or lesser value if the gross margin percentage for the sales is below the targeted gross margin percentage. The size of the bonus payment and the performance targets for the Sales Incentive Plan are set annually by management and approved by the compensation committee.

For 2012, the performance targets for Mr. Hoeffner under the Sales Incentive Plan were based on a sales target of $69.0 million and a gross margin target of 21 percent. Mr. Hoeffner’s compensation under the plan was targeted to provide him a bonus opportunity at the performance targets equal to 100% of his base salary. The Company achieved 108% of the performance targets in 2012 and Mr. Hoeffner received a bonus of $263,277.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

On June 7, 2012, we entered into new executive employment agreements with each of our named executive officers. The new executive employment agreements replaced and superseded the previous letter agreements, employment agreements and severance agreements between us and our named executive officers. A summary description of the terms of each agreement is set out below. Copies of the executive employment agreements have been filed as Exhibits to our Current Report on Form 8-K filed with the Commission on June 11, 2012.

H. Clark Hickock

Under the terms of Mr. Hickock’s executive employment agreement, he is entitled to: (i) an annual base salary of $350,000, subject to increase in the discretion of our board of directors, (ii) a cash bonus opportunity based on achievement of performance targets established by our board of directors annually in connection with the adoption of the operating budget, (iii) participation in our 2004 Equity Incentive Plan and other equity compensation plans in such amounts as may be awarded from time to time by the board of directors or committee administering the plan; (iv) participation in health and other benefits offered to our employees, (v) a $1,500 per month car allowance, and (vi) payment of the premiums on an existing $1 million life insurance policy owned by Mr. Hickock. In addition, if we terminate his employment without “Cause” or if Mr. Hickock resigns for “Good Reason”, each as defined in the executive employment agreement, we have agreed to pay Mr. Hickock certain severance compensation including (w) a lump-sum payment equal to 12 months of Mr. Hickock’s annual base salary at the level in place at the time of termination (less appropriate employment tax withholdings), (x) a payment equal to the pro rata portion of any annual bonus for the fiscal year, provided the Company is meeting the requisite performance targets as of the most recently completed fiscal quarter, (y) payment of Axesstel’s portion of premiums required to continue Mr. Hickock’s group health insurance under the applicable provisions of COBRA for the lesser of twelve months or until he is offered health insurance benefits with a new employer, and (z) if the termination occurs within twelve months following a change in control of the Company, a lump sum payment in an amount equal to Mr. Hickock’s annual bonus paid at 100% of the targeted bonus amount. No severance compensation will be paid if Mr. Hickock resigns without “Good Reason” or if his employment is terminated for “Cause”.

Patrick Gray

Under the terms of Mr. Gray’s executive employment agreement, he is entitled to: (i) an annual base salary of $240,000, subject to increase in the discretion of our board of directors, (ii) a cash bonus opportunity based on achievement of performance targets established by our board of directors annually in connection with the adoption of the operating budget, (iii) participation in our 2004 Equity Incentive Plan and other equity compensation plans in such amounts as may be awarded from time to time by the board of directors or committee administering the plan; (iv) participation in health and other benefits offered to our employees, and (v) a $1,000 per month car allowance. In addition, if we terminate his employment without “Cause” or if Mr. Gray resigns for “Good Reason”, each as defined in the executive employment agreement, we have agreed to pay Mr. Gray certain severance compensation including (w) a lump-sum payment equal to 12 months of Mr. Gray’s annual base salary at the level in place at the time of termination (less appropriate employment tax withholdings), (x) a payment equal to the pro rata portion of any annual bonus for the fiscal year, provided the Company is meeting the requisite performance targets as of the most recently completed fiscal quarter, (y) payment of Axesstel’s portion of premiums required to continue Mr. Gray’s group health insurance under the applicable provisions of COBRA for the lesser of twelve months or until he is offered health insurance benefits with a new employer, and (z) if the termination occurs within twelve months following a change in control of the Company, a lump sum payment in an amount equal to Mr. Gray’s annual bonus paid at 100% of the targeted bonus amount. No severance compensation will be paid if Mr. Gray resigns without “Good Reason” or if his employment is terminated for “Cause”.

Stephen Sek

Under the terms of Mr. Sek’s executive employment agreement, he is entitled to: (i) an annual base salary of $212,000, subject to increase in the discretion of our board of directors, (ii) a cash bonus opportunity based on achievement of performance targets established by our board of directors annually in connection with the adoption of the operating budget, (iii) participation in our 2004 Equity Incentive Plan and other equity compensation plans in such amounts as may be awarded from time to time by the board of directors or committee administering the plan; (iv) participation in health and other benefits offered to our employees, and (v) a $1,000 per month car allowance. In addition, if we terminate his employment without “Cause” or if Mr. Sek resigns for “Good Reason”, each as defined in the executive employment agreement, we have agreed to pay Mr. Sek certain severance compensation including (w) a lump-sum payment equal to 12 months of Mr. Sek’s annual base salary at the level in place at the time of termination (less appropriate employment tax withholdings), (x) a payment equal to the pro rata portion of any annual bonus for the fiscal year, provided the Company is meeting the requisite performance targets as of the most recently completed fiscal quarter, (y) payment of Axesstel’s portion of premiums required to continue Mr. Sek’s group health insurance under the applicable provisions of COBRA for the lesser of twelve months or until he is offered health insurance benefits with a new employer, and (z) if the termination occurs within twelve months following a change in control of the Company, a lump sum payment in an amount equal to Mr. Sek’s annual bonus paid at 100% of the targeted bonus amount. No severance compensation will be paid if Mr. Sek resigns without “Good Reason” or if his employment is terminated for “Cause”.

Henrik Hoeffner

Under the terms of Mr. Hickock’s executive employment agreement, he is entitled to: (i) an annual base salary of €190,000, subject to increase in the discretion of our board of directors, (ii) a cash bonus opportunity based on achievement of performance targets established by our board of directors annually in connection with the adoption of the operating budget, (iii) participation in our 2004 Equity Incentive Plan and other equity compensation plans in such amounts as may be awarded from time to time by the board of directors or committee administering the plan; and (iv) an automobile allowance of €1,000 per month. In addition, if we terminate his employment without “Cause” or if Mr. Hoeffner resigns for “Good Reason”, each as defined in the executive employment agreement, we have agreed to pay Mr. Hoeffner certain severance compensation (x) a lump-sum payment equal to 12 months of Mr. Hoeffner’s annual base salary at the level in place at the time of termination

(less appropriate employment tax withholdings), (y) a payment equal to the pro rata portion of any annual bonus for the fiscal year, provided the Company is meeting the requisite performance targets as of the most recently completed fiscal quarter, and (z) if the termination occurs within twelve months following a change in control of the Company, a lump sum payment in an amount equal to Mr. Hoeffner’s annual bonus paid at 100% of the targeted bonus amount. No severance compensation will be paid if Mr. Hoeffner resigns without “Good Reason” or if his employment is terminated for “Cause”.

Grants of Plan Based Awards

The following table sets forth certain information with respect to grants of plan based awards to our named executives during the fiscal year ended December 31, 2012.

2012 Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stocks or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
H. Clark Hickock	5/16/2012	—	—	—	63,750	75,000	0.66	84,075
Patrick Gray	5/16/2012	—	—	—	53,125	62,500	0.66	70,063
Steven Sek	5/16/2012	—	—	—	42,500	50,000	0.66	56,050
	6/6/2012	—	—	—	10,625	12,500	0.67	14,244
Henrik Hoeffner	5/16/2012	—	—	—	31,875	37,500	0.66	41,955
	6/6/2012	—	—	—	21,250	25,000	0.67	28,488

(1)	Consists of awards granted under the Company’s 2004 Equity Incentive Plan.
(2)	Reflects the net amount granted to Messrs. Hickock and Gray following their surrender of awards in June 2012.

The compensation committee generally grants equity compensation during the first half of an operating year. Historically, the primary form of equity compensation we have awarded to our named executive officers has been stock options. Option grants are administered and awarded by the compensation committee under our 2004 Equity Incentive Plan. Options are usually granted and priced on the date that the compensation committee meets; however if we have not yet released operating results for the prior quarter, granting and pricing is established after the second full day of trading following our earnings release. This timing is intended to ensure that current information is available and reflected in the market price for our common stock when the exercise price for the option is established.

In 2012, our compensation committee determined to make 50% of the value of equity awards in the form of restricted stock awards as opposed to option awards. The number of restricted stock awards was calculated on the basis of the Black Sholes value of the options that were forgone in order to receive restricted stock awards. Effective May 16, 2012, the compensation committee granted equity awards under the 2004 Equity Incentive Plan to our named executive officers, including restricted stock awards and stock options. At the time of grant, the fair market value of our stock was $0.66, and the value of each restricted stock award and the exercise price for each stock option was set at that price.

In determining the amount of equity awards granted to our named executive officers in 2012, our compensation committee established the grant amounts at levels that would bring the overall mix of compensation to an amount consistent with peer companies. The compensation committee took into account the significant appreciation in stock price that occurred in 2011 and into mid 2012 when the awards were granted, but also determined that the named executive officers’ performance managing through the Company’s business transition merited increased equity compensation.

Effective June 6, 2012, Mr. Hickock voluntarily returned 21,250 restricted stock awards and 25,000 stock options, and Mr. Gray returned 10,625 restricted stock awards and 12,500 stock options, to the Company and requested that the awards be reallocated among Messrs. Sek and Hoeffner. On June 6, 2012, the compensation committee approved the grant of 10,625 restricted stock awards and 12,500 stock options to Mr. Sek, and 21,250 restricted stock awards and 25,000 stock options to Mr. Hoeffner. The restricted stock awards were issued at an effective price, and the stock options were set at an exercise price, of $0.67 per share, the fair market value of our common stock on June 7, 2012.

Each of the stock options granted to employees are ten year options and vest as to 1/3rd of the shares on the anniversary of the date of grant, and 1/12th of the shares on each successive quarter thereafter, so that the options are fully vested after three years. Unvested restricted stock awards are subject to forfeiture on termination of service, and vest on the same schedule as the stock options.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by each of our named executive officers at December 31, 2012.

Outstanding Equity Awards At 2012 Fiscal Year-End Table

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
H. Clark Hickock	200,000	—	—	0.34	3/28/2018
	150,000	—	—	0.30	3/12/2019
	50,000	—	—	0.28	3/23/2019
	183,333	16,667	—	0.10	3/25/2020
	90,833	—	—	0.08	5/12/2020
	66,667	133,333	—	0.24	11/2/2021
	—	75,000	—	0.66	5/16/2022

Patrick Gray	100,000	—	—	0.34	3/18/2018
	100,000	—	—	0.30	3/12/2019
	91,667	8,333	—	0.10	3/25/2020
	48,333	—	—	0.08	5/12/2020
	87,500	62,500	—	0.07	3/31/2021
	—	62,500	—	0.66	5/16/2022

Stephen Sek	75,000	—	—	0.34	3/18/2018
	75,000	—	—	0.30	3/12/2019
	91,667	8,333	—	0.10	3/25/2020
	75,000	—	—	0.08	5/12/2020
	33,333	66,667	—	0.24	11/2/2021
	—	50,000	—	0.66	5/16/2022
	—	12,500	—	0.67	6/6/2022

Henrik Hoeffner	68,750	6,250	—	0.10	3/25/2020
	110,417	14,583	—	0.08	5/12/2020
	58,333	41,667	—	0.07	3/31/2021
	25,000	50,000	—	0.24	11/2/2021
	—	37,500	—	0.66	5/16/2022
	—	25,000	—	0.67	6/6/2022

Risk Considerations in our Compensation Programs

Our compensation committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of fixed cash compensation along with variable cash and non cash incentive programs. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. Our cash incentive program has traditionally been weighted on multiple financial metrics including revenues, and operating or net income. Those metrics are evaluated each year based on perceptions of operating issues most critical to the Company’s short and long term success. Our equity incentive grants have traditionally been structured to provide longer term incentive. Equity awards are reviewed and granted on an annual basis, rather than in single large grants at the time of hire. The annual grant allows our compensation committee to scale the size of the awards based on the Company’s performance. In addition, equity grants to employees typically “cliff vest.” They are not exercisable at all for the first twelve months following the date of grant, and vesting occurs over a period of three years following the date of grant. This is designed to ensure that the employee will provide a sustained commitment to the Company over time before the employee can capitalize on the value of any equity grant. Our compensation committee feels that this compensation package strikes a balance between providing secure compensation and appropriate short term and long term incentives, such that our executives are not encouraged to take unnecessary or excessive risks.

DIRECTOR COMPENSATION

Cash. Each of our non-employee directors is compensated $7,500 per calendar quarter for their service on our board of directors. Any non-employee director serving as chairman of our board of directors is paid an additional $3,750 per calendar quarter. Non-employee directors are also compensated for service on board committees at a rate of $1,250 per calendar quarter ($1,875 per calendar quarter in the case of the audit committee). In addition, any non-employee director serving as chair of a board committee is paid an additional $1,250 per calendar quarter ($2,500 per calendar quarter in the case of the audit committee chair). It is also our policy to reimburse our directors for their reasonable out-of-pocket expenditures.

Equity. Our outside directors are typically awarded equity compensation following the annual stockholder meeting, at the commencement of a new term. In 2008, on the advice of an independent compensation consultant, equity compensation was targeted at a value of $25,000 per year for each outside director. During 2010 and 2011 our non-employee directors voluntarily elected to receive less than the full $25,000 value of equity because the low stock price would have resulted in substantial shares being issued to directors and dilution to other stockholders.

In June 2012, based on the Company’s improved financial performance and improving stock price, the board of directors determined to award each outside director an amount of shares of our common stock with a value equal to $25,000, an amount equal to the compensation consultant’s recommendation. The shares vest over the director’s one year term, on the basis of one–twelfth of the shares monthly, and become fully vested on the earlier of (i) one year from the date of grant or (ii) the date of our 2013 Annual Meeting of Stockholders.

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark D. Fruehan	52,500	25,000	—	—	—	—	77,500
Richard M. Gozia	57,500	25,000	—	—	—	—	82,500
Osmo A. Hautanen	67,500	25,000	—	—	—	—	92,500

(1)	Stock awards are valued at the fair value of the stock award on the date of grant. The following table sets forth for each non-employee director the aggregate number of stock awards outstanding at fiscal year end.

Director	Aggregate Number of Stock Awards
Mark D. Fruehan	32,916
Richard M. Gozia	224,416
Osmo A. Hautanen	269,416

(2)	The following table sets forth for each non-employee director the aggregate number of option awards outstanding at fiscal year end:

Director	Aggregate Number of Option Awards
Mark D. Fruehan	50,000
Richard M. Gozia	33,000
Osmo A. Hautanen	70,000

EQUITY COMPENSATION PLAN INFORMATION

The following table describes our equity compensation plans as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by our stockholders(1)	3,797,916		$0.37	3,070,607
Equity compensation plans not approved by our stockholders	416,667	(2)	$2.50	—

(1)	Consists of our 2004 Equity Incentive Plan.
(2)	Includes options to purchase 416,667 shares of common stock granted pursuant to our stock option plan established by our board of directors in March 2003. These options expired, unexercised, in March 2013.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 1, 2013 by:

•	each of our named executive officers and directors;

•	all of our current executive officers and directors as a group; and

•	each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

The percentage of beneficial ownership is based on 24,455,698 shares outstanding on April 1, 2013. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 1, 2013 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address:(1)	Number of Shares Beneficially Owned	Percent of Class
Directors and Named Executive Officers:
H. Clark Hickock(2)	1,604,281	6.0%
Patrick Gray(3)	971,256	3.7%
Henrik Hoeffner(4)	860,757	3.2%
Richard M. Gozia(5)	658,000	2.4%
Stephen Sek(6)	524,557	2.0%
Osmo A. Hautanen(7)	389,416	1.5%
Mark D. Fruehan(8)	78,749	0.3%
All current executive officers and directors as a group (7 persons)	5,087,016	19.1%

5% or Greater Stockholders:
Entities affiliated with ComVentures(9)	3,143,761	12.9%
305 Lytton Avenue Palo Alto, CA 94301

(1)	Except as otherwise indicated, the address for each beneficial owner is 6815 Flanders Drive, Suite 210, San Diego, California 92121.
(2)	Includes 815,833 shares of common stock issuable upon exercise of options. Mr. Hickock is our chief executive officer and a director.
(3)	Includes 469,166 shares of common stock issuable upon exercise of options. Mr. Gray is our chief financial officer and a director.
(4)	Includes 316,667 shares of common stock issuable upon exercise of options. Mr. Hoeffner is our chief marketing officer.
(5)	Includes 33,000 shares of common stock issuable upon exercise of options. Mr. Gozia is a director.
(6)	Includes 391,667 shares of common stock issuable upon exercise of options. Mr. Sek is our chief technology officer.
(7)	Includes 70,000 shares of common stock issuable upon exercise of options. Mr. Hautanen is a director.
(8)	Includes 50,000 shares of common stock issuable upon exercise of options. Mr. Fruehan is a director.

(9)	Based on information contained in a Schedule 13D/A filed on June 14, 2009, includes 2,948,868 shares held by ComVentures V, L.P.; 182,827 shares held by ComVentures V-B CEO Fund, L.P.; and 12,066 shares held by ComVentures V Entrepreneurs’ Fund, L.P. ComVen V, LLC is the general partner of each of the foregoing entities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has approved a written policy for the review and approval of all related party transactions that would require disclosure pursuant to Item 404 of Regulation S-K or any other transaction involving the Company and any other person where the parties’ relationship is not arms’-length, including loans between us and our officers, directors and principal stockholders and their affiliates. Under the charter of the nominating and governance committee, that committee is responsible for considering conflicts of interest of board members and senior management, and, to the extent a conflict constitutes a related party transaction, the committee refers the matter to the audit committee for review and recommendation of what action is to be taken, if any, by our board of directors. All related party transactions are to be on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Transactions with Related Persons

Since January 1, 2011, there have not been, nor currently are there proposed, any transactions or series of similar transactions in which Axesstel was or is to be a participant and where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of December 31, 2012 and 2011, which is approximately $148,000, and in which any of our directors, executive officers, holders of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Agreements with Officers and Directors

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our common stock, to file with the SEC reports of ownership of our common stock and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2012, our officers, directors and greater than ten percent stockholders timely filed all reports they were required to file under Section 16(a), except as follows. On five different dates August 24, 2012 and September 6, 2012, Mr. Hoeffner, our chief marketing officer, sold shares of our common stock in open market transactions. A single Form 4 reflecting those transactions was filed late on September 11, 2012.

PRINCIPAL AUDIT FEES AND SERVICE FEES

Gumbiner Savett Inc. has been our independent registered public accounting firm since September 2003 and was our independent registered public accounting firm for the fiscal year ended December 31, 2012.

For purposes of the table below:

Audit Fees	consist of fees billed for professional services rendered for the audits of our annual financial statements for the applicable year and for the review of the financial statements included in our quarterly reports on Form 10-Q for the applicable year.

Audit-Related Fees	consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as audit fees.

Tax Fees	consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees	consist of fees billed for services not covered above.

The following table sets forth the aggregate fees billed by Gumbiner Savett Inc. for services during the years ended December 31, 2012 and December 31, 2011:

	2012	2011
Audit Fees	$127,500	$126,500
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$127,500	$126,500

Audit Committee Pre-Approval Policies and Procedures

The policy of the audit committee of our board of directors is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. The chair of the audit committee is also authorized, pursuant to delegated authority, to pre-approve additional services of up to $25,000 per engagement on a case-by-case basis, and such approvals are communicated to the full audit committee at its next meeting.

AUDIT COMMITTEE REPORT*

February 25, 2013

To the Board of Directors of Axesstel, Inc.

The audit committee oversees the financial reporting process on behalf of the board of directors. It is not the duty of the audit committee to plan or conduct audits or to determine that the Axesstel, Inc. (the “Company”) financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles; that is the responsibility of management and the Company’s independent public accountants. In giving its recommendation to the board of directors, the audit committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformance with generally accepted accounting principles and (ii) the reports of the Company’s independent public accountants with respect to such financial statements.

We have reviewed and discussed the consolidated financial statements of Axesstel, Inc. as set forth in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 with management of the Company and Gumbiner Savett Inc., independent public accountants for the Company.

We have discussed with Gumbiner Savett Inc. the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), as adopted in Auditing Standard No. 16 (Communications with Audit Committees). We have received the written disclosures and the letter from Gumbiner Savett Inc. required by the applicable PCAOB requirements for independent accountant communications with audit committees with respect to auditor independence and have discussed with Gumbiner Savett Inc. its independence from the Company.

Based on our review and discussions with management of the Company and Gumbiner Savett Inc. referred to above, we recommend to the board of directors that the Company publish the consolidated financial statements of the Company for the year ended December 31, 2012 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the members of the audit committee of the board of directors.

AUDIT COMMITTEE

Richard M. Gozia (Chair)

Mark D. Fruehan

Osmo Hautanen

*	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

OTHER MATTERS

Our board of directors does not know of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the annual meeting may request reasonable assistance or accommodation from us by contacting our corporate secretary at Axesstel, Inc., 6815 Flanders Drive, Suite 210, San Diego, California 92121 or at (858) 625-2100. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by July 15, 2013.

Whether you intend to be present at the annual meeting or not, we urge you to return your signed proxy card promptly.

By Order of the Board of Directors

Patrick Gray Chief Financial Officer and Secretary

June 7, 2013

EXHIBIT A

AXESSTEL, INC.

2013 EQUITY INCENTIVE PLAN

1. Purpose of the Plan.    The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2. Definitions.    If a Participant’s employment agreement or Award Agreement (or other written agreement executed by and between a Participant and the Company) expressly includes defined terms that expressly are different from and/or conflict with the defined terms contained in this Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between a Participant and the Company) shall govern and shall supersede the definitions provided in this Plan.

“Administrator” shall mean the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

“Affiliate” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

“Applicable Laws” shall mean the requirements relating to the administration of stock plans under federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

“Award” shall mean, individually or collectively, a grant under the Plan of Options, Stock Awards, SARs, Other Equity Awards or Cash Awards.

“Awardee” shall mean a Service Provider who has been granted an Award under the Plan.

“Award Agreement” shall mean an Option Agreement, Stock Award Agreement, SAR Award Agreement, Other Equity Award Agreement and/or Cash Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

“Award Transfer Program” shall mean any program instituted by the Administrator which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator.

“Board” shall mean the Board of Directors of the Company.

“California Participant” shall mean a Participant whose Award, when granted, was issued in reliance either on section 25111, 25112 or 25113 of the California Corporations Code. Solely to the extent required to comply with the requirements of the California Corporate Securities Law of 1968 at the time of grant and thereafter, Awards to California Participants shall also be subject to the additional terms specified in Appendix A. The Administrator, in its discretion, may also elect to include some or all of the Appendix A terms in Awards to Participants who are not California Participants. Appendix A is a part of this Plan.

“Cash Award” shall mean a bonus opportunity awarded under Section 13 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

“Cashless Exercise” shall mean, to the extent that an Award Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Administrator, an arrangement whereby payment of some or all of the aggregate exercise price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. An Award Agreement may also provide that Cashless Exercise may be utilized to satisfy an Award’s tax withholding obligations.

“Cause” means, with respect to a Participant, the occurrence of any of the following: (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant’s misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Administrator in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant’s negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by a Participant of a written Company or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Affiliate, or (vi) any other act or omission by a Participant that, in the opinion of the Administrator, could reasonably be expected to adversely affect the Company’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vi), whether or not a “Cause” event has occurred will be determined by the Administrator in its sole discretion whose determination shall be final, conclusive and binding. A Participant’s service shall be deemed to have terminated for Cause if, after the Participant’s service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of confidentiality or other restrictive covenants that may apply to the Participant.

“Change in Control” shall mean any of the following, unless the Administrator provides otherwise:

i. any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

ii. the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

iii. the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) in the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

iv. the dissolution or liquidation of the Company,

v. a contested election of the Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board, or

vi. any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” shall mean the Company’s common stock, $0.0001 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

“Company” shall mean Axesstel, Inc., a Nevada corporation, or its successor.

“Consultant” shall mean any person (or entity) engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

“Conversion Award” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Related Corporation or any Affiliate or with which the Company or any Related Corporation or any Affiliate combines.

“Covered Employees” shall mean those individuals whose compensation is (or may be) subject to the deduction limitations of Code Section 162(m).

“Director” shall mean a member of the Board.

“Dividend Equivalent” shall mean a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Unless otherwise provided by the Administrator, a Participant holding an Award shall not be entitled to receive Dividend Equivalents. The Administrator in its discretion may determine that if Dividend Equivalents will be paid on an Award that such Dividend Equivalents shall be subject to the same vesting and settlement terms as the underlying Award.

“Effective Date” shall mean April 26, 2013.

“Employee” shall mean a regular, active employee of the Company or any Affiliate, including an Officer and/or Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a Consultant or Non Employee Director, and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Award Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

“Fair Market Value” shall mean, unless the Administrator determines otherwise, as of any date, the average of the highest and lowest quoted sales prices for a Share as of such date (or if no sales were reported on such date, the average on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

“Grant Date” shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“ISO Limit” shall mean the maximum aggregate number of Shares that are permitted to be issued pursuant to the exercise of Incentive Stock Options granted under the Plan as described in Section 3(a).

“Net Exercise” shall mean, to the extent that an Award Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Participant in connection with the Participant’s exercise of the Award will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Award, the Participant will receive a net number of Shares that is equal to (i) the number of Shares as to which the Award is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate exercise price of the Shares being exercised divided by the Fair Market Value of a Share on the Award’s exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Participant. No fractional Shares will be created as a result of a Net Exercise and the Participant must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). An Award Agreement may also provide that Net Exercise may be utilized to satisfy an Award’s tax withholding obligations.

“Non Employee Director” shall mean a member of the Board who is not an Employee.

“Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” shall mean a right granted under Section 8 to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

“Other Equity Award” shall mean an award (other than an Option, SAR, Stock Award, or Cash Award) which derives its value from the value of Shares and/or from increases in the value of Shares. The Administrator may in its discretion issue Other Equity Awards to Service Providers. The terms and conditions of any such Other Equity Awards shall be evidenced by an Other Equity Award Agreement between the Awardee and the Company. Settlement of Other Equity Awards may be in the form of Shares and/or cash as determined by the Administrator.

“Outside Director” shall mean a Non Employee Director who is considered an “outside director” for purposes of Section 162(m) of the Code.

“Participant” shall mean the Awardee or any person (including any estate) or entity to whom an Award has been assigned or transferred as permitted hereunder.

“Plan” shall mean this Axesstel, Inc. 2013 Equity Incentive Plan.

“Prior Plans” shall mean the Company’s 2004 Equity Incentive Plan and any other Company predecessor equity compensation plans.

“Qualifying Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.

“Related Corporation” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

“Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs and/or outstanding Other Equity Awards for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)). For avoidance of doubt, Re-Price also includes any exchange of Options or SARs for other Awards or cash.

“SEC” means the Securities and Exchange Commission.

“Separation From Service” shall have the meaning provided to such term under Code Section 409A and the regulations promulgated thereunder.

“Service Provider” shall mean an Employee, Non Employee Director, or Consultant.

“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

“Share Limit” shall mean the maximum aggregate number of Shares that are permitted to be issued under the Plan as described in Section 3(a).

“Specified Employee” shall mean a Participant who is considered a “specified employee” within the meaning of Code Section 409A.

“Stock Award” shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

“Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR. The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the “SAR Agreement”).

“Stock Unit” shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

“Stockholder Approval Date” shall mean the date that Company stockholders approve this Plan.

“10% Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

“Termination of Service” shall mean ceasing to be a Service Provider. However, for purposes of Incentive Stock Option income tax treatment, Termination of Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

“Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3. Stock Subject to the Plan.

a. Aggregate Limits.

i. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares or reacquired shares, bought on the market or otherwise. The maximum number of Shares that are issued under this Plan cannot exceed the Share Limit as may be adjusted under Section 15. For purposes of the Plan and subject to adjustment as provided in Section 15, the Share Limit is 7,500,000 Shares. For purposes of the Plan and subject to adjustment as provided in Section 15, the ISO Limit is 7,500,000 Shares.

ii. This Section 5(a)(ii) describes the Share accounting process under the Plan for Awards which are not entirely settled with the maximum number of Shares originally subject to the Award and describes how many of such Shares do not count toward the Share Limit and therefore become available again for future issuance under the Plan. If Awards are forfeited or are terminated for any reason (including the Company’s repurchase of unvested Shares from either an Option that was early exercised or from a Stock Award), then the forfeited/terminated/repurchased Shares underlying such Awards shall not be counted toward the Share Limit. If exercised SARs or Stock Units are settled in Shares, then only the number of Shares actually issued in settlement of such SARs or Stock Units shall be counted toward the Share Limit. If a Participant pays an Award’s exercise price by Net Exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted or required by the Administrator, pays any withholding tax obligation with respect to an Award by Net Exercise or by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall not be counted toward the Share Limit. Any Conversion Awards including without limitation any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity shall not be counted toward the Share Limit or ISO Limit. Any Dividend Equivalents distributed under the Plan shall not be counted against the Share Limit.

iii. Conversion Awards shall not count toward the Share Limit, nor shall Shares subject to a Conversion Award again be available for Awards under the Plan as provided in Section 5(a)(ii) above. Additionally, in the event that a company acquired by the Company or any Related Corporation or any Affiliate or with which the Company or any Related Corporation or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count toward the Share Limit; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Board members prior to such acquisition or combination.

b. Code Section 162(m) Limit. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 500,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 1,000,000 Shares in the calendar year of commencement of such service. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 15(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4. Administration of the Plan.

a. Procedure.

i. Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

ii. Code Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to Covered Employees shall be made by a Committee of two or more Outside Directors.

iii. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

iv. Other Administration. To the extent permitted by Applicable Laws, the Board or Administrator may delegate to an authorized Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) Covered Employees.

v. Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked by the Administrator at any time.

b. Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Service Provider;

iv. to approve forms of Award Agreements for use under the Plan;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability, acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi. to correct administrative errors;

vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability and extending the period when an Award can be exercised, provided, however, that any such amendment is subject to Section 16 of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;

xi. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii. to authorize conversion or substitution under the Plan of any or all Conversion Awards. Any conversion or substitution shall be effective as of the close of the merger or acquisition. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv. to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

xv. to implement an Award Transfer Program;

xvi. to determine whether Awards will be settled in Shares, cash or in any combination thereof;

xvii. to determine whether Awards will be adjusted for Dividend Equivalents;

xviii. to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

xix. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xx. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xxi. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

c. Effect of Administrator’s Decision.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. The Administrator’s decisions and determinations shall be afforded the maximum deference permitted by Applicable Laws.

5. Eligibility.    Awards may be granted to Service Providers of the Company or any of its Affiliates.

6. Term of Plan.    The Plan is effective on the Effective Date but is subject to approval of Company stockholders within twelve months of the Effective Date. No Shares may be issued and no Awards may be settled for consideration under this Plan until on and after the Stockholder Approval Date. No awards may be issued under any Prior Plan on or after the Stockholder Approval Date. If stockholders do not approve this Plan within twelve months of the Effective Date then this Plan shall terminate on the first anniversary of the Effective Date and all outstanding Awards shall then be forfeited without consideration. This Plan will not in any way affect outstanding awards that were issued under any Prior Plans. No Awards may be granted under the Plan after the earlier of the Board’s termination of the Plan or the day before the tenth anniversary of the Effective Date.

7. Term of Award.    The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option or SAR, the maximum term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8. Options.    The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

a. Option Agreement.    Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the Exercise Price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

b. Exercise Price.    The Exercise Price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. The Exercise Price shall be no less than 100% of the Fair Market Value on the Grant Date. Notwithstanding the foregoing, if any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value on the Grant Date.

ii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with an Exercise Price of less than 100% of the Fair Market Value on the date of such substitution and/or conversion.

c. Vesting Period and Exercise Dates.    Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

d. Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i. cash;

ii. check or wire transfer;

iii. subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired upon the exercise of an Option, have been owned by the Participant for more than six months on the date of surrender or attestation and (B) have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which said Option shall be exercised;

iv. Cashless Exercise or Net Exercise;

v. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vi. any combination of the foregoing methods of payment.

e. No Re-Pricing.    For avoidance of doubt, the Administrator may not Re-Price outstanding Options.

9. Incentive Stock Option Limitations.

a. Eligibility.    Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

b. $100,000 Limitation.     Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Awardee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. However, because an acceleration provision is not taken into account prior to its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised prior to such acceleration. The Fair Market Value of the Shares shall be determined as of the Grant Date.

c. Leave of Absence.    For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless reemployment upon expiration of such leave is provided by statute or contract. For income tax purposes, if the period of a Participant’s leave exceeds three months and no right to reemployment is provided either by statute or by contract, then such Participant’s Incentive Stock Options will be treated as Nonstatutory Stock Options if the exercise of any such Option occurs after the expiration of six months from the commencement of the leave of absence.

d. Transferability.    The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

e. Exercise Price.    The Exercise Price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

f. 10% Stockholder.    If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Option term shall not exceed five years measured from the Grant Date of such Option.

g. Other Terms.    Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10. Exercise of Option.

a. Procedure for Exercise; Rights as a Stockholder.

i. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

ii. An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

iii. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

iv. The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

b. Effect of Termination of Service on Options.

i. Generally.    Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant’s death or Total and Permanent Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant’s termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the unexercised Shares covered by such Option will revert to the Plan.

ii. Disability of Awardee.    Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant’s Total and Permanent Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if at the time of Total and Permanent Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date of the Participant’s Total and Permanent Disability. If the Option is not so exercised within the time specified herein, the Option will terminate, and the unexercised Shares covered by such Option will revert to the Plan

iii. Death of Awardee.    Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date of the Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the unexercised Shares covered by such Option will revert to the Plan.

11. Stock Awards.    Subject to the terms and conditions of the Plan, a Stock Award may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

a. Stock Award Agreement.    Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

b. Restrictions and Performance Criteria.    The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations, completion of service by the Awardee, and/or other criteria.

Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates (but in no event later than after 25% of the performance period has elapsed), provided that the outcome is substantially uncertain at that time.

c. Forfeiture.    Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Service, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at the original price paid by the Participant.

d. Rights as a Stockholder.    Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

12. Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

a. Number of SARs.    The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

b. Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, except as provided in the next sentence, the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the Grant Date of the SAR. At the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of stock appreciation rights of an acquired entity, with an Exercise Price of less than 100% of the Fair Market Value on the date of such substitution and/or conversion.

c. Exercise of SARs.    SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

d. SAR Agreement.    Each SAR grant shall be evidenced by a SAR Agreement that will specify the Exercise Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

e. Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement. Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

f. Payment of SAR Amount.    Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in the amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, Shares of equivalent value, other property or in some combination thereof.

g. No Re-Pricing.    For avoidance of doubt, the Administrator may not Re-Price outstanding SARs.

13. Cash Awards.    Subject to the terms and conditions of the Plan, a Cash Award may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.

a. Cash Award.    Each Cash Award shall contain provisions regarding (i) the performance goal(s) and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed $5,000,000.

b. Performance Criteria.    The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance, personal performance evaluations, completion of service by the Awardee, and/or other criteria. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates (but in no event later than after 25% of the performance period has elapsed), provided that the outcome is substantially uncertain at that time.

c. Timing and Form of Payment.    The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

d. Termination of Service.    The Administrator shall have the discretion to determine the effect of a Termination of Service due to (i) Total and Permanent Disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, (v) participation in a work force restructuring or (vi) otherwise shall have on any Cash Award.

14. Other Provisions Applicable to Awards.

a. Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The Administrator may make an Award transferable to a Participant’s family member or any other person or entity. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

b. Qualifying Performance Criteria.    For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria. The Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

c. Certification.    Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

d. Discretionary Adjustments Pursuant to Section 162(m).    Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to Covered Employees, the number of Shares, Options or other benefits granted, issued, retained and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

e. No Re-Pricing of Options or SARs.    Notwithstanding anything to the contrary, outstanding Options or SARs may not be Re-Priced without the approval of Company stockholders.

15. Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

a. Changes in Capitalization.    Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, and the number and kind of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, (ii) the price per Share subject to each such outstanding Award (including without limitation the Exercise Prices of outstanding Options and SARs), and (iii) the Share limitations set forth in Section 3 of the Plan (including without limitation the ISO Limit and the Share Limit), shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Any adjustment of Shares pursuant to this Section 15 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by Applicable Laws, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

b. Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

c. Change in Control.    In the event there is a Change in Control of the Company, as determined by the Board or Administrator, the Board or Administrator may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and SARs and terminate any restrictions on Stock Awards, Other Equity Awards or Cash Awards; (iii) provide for the cancellation of Awards and either with consideration or without consideration.

16. Amendment and Termination of the Plan.

a. Amendment and Termination.    The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Laws.

b. Effect of Amendment or Termination.    No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

c. Effect of the Plan on Other Arrangements.    Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17. Designation of Beneficiary.

a. An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Laws.

b. Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Laws.

18. No Right to Awards or to Service.    No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19. Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option, SAR or Stock Award unless the exercise of such Option, SAR or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20. Inability to Obtain Authority.    To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Internal Revenue Code Section 409A.    Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Administrator to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Administrator shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Administrator deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under the Plan or an Award will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the payments under the Plan or an Award are exempt from or compliant with Code Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Plan or an Award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. The Participant will be entirely responsible for any and all taxes on any benefits payable to such Participant as a result of the Plan or an Award. If the applicable Award Agreement or Participant’s employment agreement expressly provides for Code Section 409A related provisions other than what is specified above in this Section 21, then such provisions in the Award or employment agreement shall govern.

22. Notice.     Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

23. Governing Law; Interpretation of Plan and Awards.

a. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Nevada.

b. In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

c. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

d. The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

e. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

24. Limitation on Liability.    The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

a. The Non-Issuance of Shares.    The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

b. Tax Consequences.    Any tax consequence expected, but not realized, by any Participant, Employee, Director, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

25. Unfunded Plan.    Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

26. Suspension or Termination of Awards.    To the extent provided in an Award Agreement, if at any time (including after a notice of exercise has been delivered) the Administrator (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Administrator (or Board) may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If the Administrator (or the Board) determines a Participant has committed an act of Cause, neither the Administrator nor his or her estate shall be entitled to exercise any outstanding Award whatsoever and all of Administrator outstanding Awards shall then terminate without consideration. Any determination by the Administrator (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

27. Liability of Company; Indemnification.    The Company (or members of the Board or Administrator or Committee) shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder. To the maximum extent permitted by applicable law, each member of the Administrator, Committee or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board, Administrator or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan, effective as of the Effective Date.

Axesstel, Inc.

By:	/s/ H. Clark Hickock

Its:	Chief Executive Officer

APPENDIX A

Additional Terms of Awards to California Participants

Solely to the extent necessary to comply with the California Corporate Securities Law of 1968 as amended, the following additional terms listed under items 1 through 6 below shall apply to any Award that is granted to a California Participant (“California Award”):

1. With respect to a California Award issued to any California Participant who is not an officer, Director, Non Employee Director or Consultant, such California Award shall become exercisable, or any repurchase right in favor of the Company shall lapse, at the rate of at least 20% per year over five years from the Grant Date subject to continuous Service status.

2. The following rules shall apply to any California Award in the event of termination of the California Participant’s Service:

(a)	If such termination was for reasons other than death or Total and Permanent Disability or cause, the California Participant shall have at least 30 days after the date of such termination to exercise any of his/her vested outstanding Options or SARs (but in no event later than the expiration of the term of such Option or SAR established by the Administrator as of the grant date).

(b)	If such termination was due to death or Total and Permanent Disability, the California Participant shall have at least six months after the date of such termination to exercise any of his/her vested outstanding Options or SARs (but in no event later than the expiration of the term of such Option or SAR established by the Administrator as of the grant date).

(c)	Post-termination, the Company’s right to repurchase from the California Participant any vested Shares that the California Participant has acquired from a California Award shall include the following terms: (A) the Company’s right to repurchase must be exercised within the later of six months after (i) termination of the California Participant’s Service or (ii) the date that such Shares were purchased pursuant to an Option or SAR exercise, (B) the repurchase price shall not be less than the Fair Market Value of the Shares as of the date of termination, and (C) consideration for the repurchase shall consist of cash or cancellation of purchase money indebtedness, and (D) such repurchase right shall lapse when no longer required under California state securities laws.

(d)	Post-termination, the Company’s right to repurchase from the California Participant any unvested Shares that the California Participant has acquired from a California Award shall include the following terms: (A) the Company’s right to repurchase must be exercised within the later of six months after: (i) termination of the California Participant’s Service or (ii) the date that such Shares were purchased pursuant to an Option or SAR exercise, (B) the repurchase price shall not be less than the original purchase price of the Shares, (C) consideration for the repurchase shall consist of cash or cancellation of purchase money indebtedness and (D) such repurchase right shall lapse at the rate of at least 20% of the total Shares subject to the Award over the five year period following the Grant Date subject to the California Participant’s continuous Service status.

3. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities without the receipt of consideration by the Company, then there shall be a proportionate adjustment of (i) the number of Shares purchasable under each outstanding Option or SAR, (ii) the Exercise Price of each outstanding Option and SAR and (iii) the number of outstanding Shares issued under the Plan.

4. Shares acquired under a California Award shall carry equal voting rights as similar equity securities on all matters where such vote is permitted by applicable law.

5. The Company shall furnish summary financial information of the Company’s financial condition and results of operations, consistent with the requirements of applicable California regulations, at least annually to each California Participant during the period such California Participant has one or more California Awards outstanding, and in the case of a California Participant who acquired Shares from a California Award, during the period such California Participant owns such Shares. The Company shall not be required to provide such information to those California Participants whose duties in connection with the Company assure their access to equivalent information. The information provided does not need to be audited financial information.

6. Except if the requisite super-majority approval of at least two-thirds of outstanding Company securities entitled to vote as provided in section 260.140.45(a) of Title 10 of the California Code of Regulations is obtained, at no time shall the total number of securities issuable under this Plan exceed 30% of the Company’s then outstanding securities (measured on an as if converted basis with respect to securities convertible into Shares) as calculated under section 260.140.45 of Title 10 of the California Code of Regulations.

In addition to the above items in this Appendix A, with respect to any California Participant who at one time was holding one or more California Awards but no longer has any such outstanding California Awards, such California Participant shall be required to promptly provide the Company with written notice as soon as such California Participant no longer is holding any Shares that were issued under a California Award. For avoidance of doubt, the obligation to provide this notice to the Company shall apply even if the California Participant is no longer providing Service and/or is no longer holding outstanding California Awards (but is holding Shares that were issued under a California Award). The requirements of this paragraph shall no longer be applicable once the Company’s obligations under item 5 in this Appendix A are no longer applicable.

AXESSTEL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 29, 2013.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) H. Clark Hickock and Patrick Gray or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of common stock of Axesstel, Inc. that the stockholder(s) would be entitled to vote on all matters that may come before the Annual Meeting of Stockholders to be held on July 29, 2013, or at any adjournment thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the board of directors recommends where a choice is not specified.

Please complete, sign, date and mail this proxy form in the accompanying business reply envelope even if you intend to be present at the meeting. You may also vote your proxy via the Internet by following the instructions printed on this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 29, 2013: The Proxy Statement and Annual Report to Stockholders are available at http://investors.axesstel.com.

VOTE BY INTERNET

Go online at www.transferonline.com/proxy and cast your ballot electronically, in accordance with the following instructions.

Your Proxy ID is:	Your Authorization Code is:

Instructions for voting electronically:

1.	Go to www.transferonline.com/proxy
2.	Enter your Proxy ID and Authorization Code
3.	Press Continue
4.	Make your selections
5.	Press Vote Now

☒  Please mark votes as in this example.

1. To elect the following five persons (except as marked to the contrary) as directors of the Company for a one-year term, or until their successors are duly elected and qualified:	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

Mark D. Fruehan Richard M. Gozia Patrick Gray Osmo A. Hautanen H. Clark Hickock

To withhold authority to vote for any nominee, mark “For All Except” and clearly cross out the name or names of the nominee(s) above.

2. To ratify the adoption of the Axesstel 2013 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To ratify the selection of Gumbiner Savett, Inc., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as discussed pursuant to SEC compensation disclosure rules.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. To approve, on a non-binding, advisory basis, the frequency that our stockholders will hold the advisory vote on the compensation of our named executive officers.	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐

6. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE IF YOUR ADDRESS HAS CHANGED AND PROVIDE YOUR NEW ADDRESS IN THE BLANK SPACE TO THE RIGHT.

Please complete, sign, date and mail the enclosed proxy in the accompanying envelope even if you intend to be present at the annual meeting. Returning the proxy will not limit your right to vote in person or to attend the annual meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the proxy cards that you receive so that all of your shares may be voted. The proxy is revocable at any time prior to its use.

Signature:	Date:

Date:

IMPORTANT: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

THANK YOU FOR VOTING.